UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

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☒	Definitive Proxy Statement
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Granite Ridge Resources, Inc.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
N/A
(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS
To Be Hosted Virtually on May 22, 2026

The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Granite Ridge Resources, Inc. (“Granite Ridge” or the “Company”) will be hosted virtually at 10 a.m., Central Time, on May 22, 2026, via live webcast at https://www.cstproxy.com/graniteridge/2026. At the Annual Meeting, stockholders will consider and vote on the following:
1.To elect the three nominees for Class I Directors named in the accompanying proxy statement, to serve on Granite Ridge’s Board of Directors (the “Board”) until the 2029 Annual Meeting of Stockholders or until their respective successors are elected and qualified or their earlier death, resignation, or removal;
2.To ratify the appointment of Forvis Mazars, LLP (“Forvis Mazars”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
3.To approve, on an advisory basis, the compensation paid to our named executive officers;
4.To determine, on an advisory basis, the frequency of holding an advisory vote on the compensation of our named executive officers every year, two years, or three years;
5.To approve an increase of 2,500,000 shares of our common stock, par value $0.0001 per share, authorized for issuance under the Company’s 2022 Omnibus Incentive Plan (the “Plan”), two-year extension of the Plan, and an amendment and restatement of the Plan to effect such changes; and
6.To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
The Board recommends that you vote: (i) “FOR” the election of each of the nominees to the Board; (ii) “FOR” proposals 2, 3, and 5; and (iii) for advisory votes “EVERY YEAR” with regard to proposal 4.
The Board has fixed March 24, 2026 as the record date for determining stockholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting. The Annual Meeting will begin promptly at 10:00 a.m. Central Time. Please allow ample time for the online check-in process.
Your vote is very important. Regardless of whether you plan to attend the Annual Meeting, we hope you will vote as soon as possible by using the internet or by requesting a printed copy of the proxy materials (including the proxy card) and completing, signing and returning the enclosed proxy card by mail. We thank you for your continued support and cordially invite you to attend the Annual Meeting.

By Order of the Board of Directors

Tyler S. Farquharson President and Chief Executive Officer
Dallas, Texas
April 8, 2026

Important Notice Regarding the Availability of Proxy Materials for the Granite Ridge Resources, Inc.
Stockholder Meeting to be Hosted Virtually on May 22, 2026
The Proxy Materials, including our 2025 Annual Report, are available at https://ir.graniteridge.com.

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GRANITE RIDGE RESOURCES, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Hosted Virtually on May 22, 2026

This proxy statement contains information related to the Annual Meeting. Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” “Granite Ridge” and “the Company” refer to Granite Ridge Resources, Inc., a Delaware corporation that was formed on May 9, 2022. Granite Ridge is a scaled energy company which aims to provide stockholders with exposure similar to energy private equity through operated partnerships and traditional non-operated assets. We own assets in six prolific unconventional basins across the United States. We aim to deliver a diversified portfolio with best-in-class full cycle returns by investing in a large number of high-graded opportunities developed by proven public and private operators. We focus on success as measured by total stockholder returns, which we seek to balance with a low leverage profile. Our principal offices are located at 5217 McKinney Avenue, Suite 400, Dallas, Texas 75205.
Meeting Date and Location
The Annual Meeting will be hosted virtually at 10:00 a.m., Central Time, on May 22, 2026, via live webcast at https://www.cstproxy.com/graniteridge/2026. This proxy statement is first being made available to our stockholders beginning on April 8, 2026. You can find supplemental information about the Annual Meeting at https://ir.graniteridge.com.
Outstanding Securities
Only holders of record of our common stock, par value $0.0001 per share, at the close of business on March 24, 2026, the record date, will be entitled to notice of, and to vote at, the Annual Meeting. On that date, we had 131,906,125 shares of common stock outstanding and 130,876,513 shares of common stock entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each other item to be voted on at the Annual Meeting.
Proxy Voting
Shares that are properly voted via the Internet or for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted in accordance with the Board’s recommendations as follows: “FOR” the election of each of the nominees to the Board named herein, “FOR” each of proposals 2, 3, and 5, and for an advisory vote “EVERY YEAR” on the compensation of our named executive officers. It is not expected that any additional matters will be brought before the Annual Meeting, but if other matters are properly presented, the persons named as proxies in the proxy card, or their substitutes, will vote in their discretion on such matters.
Voting via the Internet helps save money by reducing postage and proxy tabulation costs. To vote by either of these methods, read this proxy statement, have your Notice of Internet Availability or voting instruction form in hand, and follow the instructions below for your preferred method of voting. Each of these voting methods is available 24 hours per day, seven days per week.

ABOUT THE ANNUAL MEETING
What is the purpose of the Annual Meeting?
At the Annual Meeting, stockholders will consider and vote upon the following matters:
1.To elect the three nominees for Class I Directors named in this proxy statement to serve on the Board until the 2029 Annual Meeting of Stockholders or until their respective successors are elected and qualified or their earlier death, resignation, or removal;
2.To ratify the appointment of Forvis Mazars as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
3.To approve, on an advisory basis, the compensation paid to our named executive officers;
4.To determine, on an advisory basis, the frequency of holding an advisory vote on the compensation of our named executive officers every year, two years, or three years; and
5.To approve an increase of 2,500,000 shares of our common stock authorized for issuance under the Plan, a two-year extension of the Plan, and an amendment and restatement of the Plan to effect such changes.
We will also consider and vote upon any other business that is properly presented at the Annual Meeting (or any adjournments or postponements thereof). In addition, members of our management team will respond to your questions regarding matters relevant to the meeting.
Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?
In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”), primarily via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the proxy materials. The Notice of Internet Availability contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request printed copies of the proxy materials, including our Annual Report, and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.
Who is entitled to vote at the Annual Meeting?
Only stockholders of record as of the record date are entitled to virtually attend the Annual Meeting.
Stockholders of Record. If your shares are registered directly in your name with Continental Stock Transfer & Trust Company (“Continental”), our transfer agent, you are considered, with respect to those shares, the “stockholder of record.” As the stockholder of record, you have the right to grant your voting proxy directly or to vote virtually at the Annual Meeting.
Street Name Stockholders. If your shares are held in a stock brokerage account or through a bank, broker, or other nominee, you are considered the beneficial owner of shares held in “street name” (that is, shares held in the name of your bank, broker or other nominee) and your bank, broker, or other nominee is considered the stockholder of record with respect to those shares. As the beneficial owner of shares held in street name (or the “street name stockholder”), you have the right to direct your bank, broker, or other nominee how to vote and are also invited to attend the virtual Annual Meeting. However, you may not vote your shares virtually at the Annual Meeting unless you obtain a legal proxy from the stockholder of record giving you the right to vote the shares. Please refer to the voting instruction form or Notice of Internet Availability provided to you by the stockholder of record to determine how to do this.
How many votes can I cast?
You are entitled to one vote for each share of common stock you owned on the record date on each matter presented at the Annual Meeting.

How do I vote my shares?
•Stockholders of Record: Stockholders of record may vote their shares or submit a proxy to have their shares voted by one of the following methods:
◦Via the Internet. You may submit a proxy via the Internet by following the instructions included on the Notice of Internet Availability you received by mail. Internet voting facilities will be available 24 hours a day, 7 days a week, and will close at 11:59 p.m., Eastern Time, the day before the Annual Meeting.
◦By Mail. You may indicate your vote by completing, signing and dating your proxy card (if you received printed proxy materials) and returning it to the Company sufficiently in time to be received by the Company prior to the Annual Meeting.
◦Virtually. You may participate in the Annual Meeting via live webcast and cast your vote online during the meeting prior to the closing of the polls by visiting https://www.cstproxy.com/graniteridge/2026.
•Street Name Stockholders: As the street name stockholder, you are being forwarded our proxy materials by the stockholder of record and you have the right to direct the stockholder of record how to vote. Street name stockholders may generally vote their shares by one of the following methods:
◦By Methods Listed on Voting Instruction Form. Please refer to the voting instruction form or Notice of Internet Availability provided to you by the stockholder of record (e.g., your bank, broker, or other nominee) to determine whether you may submit your vote by mail, telephone, or electronically via the Internet.
◦Virtually with a Proxy from the Stockholder of Record. You may vote virtually at the Annual Meeting if you obtain a legal proxy from the stockholder of record (e.g., your bank, broker, or other nominee). Please refer to the voting instruction form or Notice of Internet Availability provided to you by the stockholder of record to determine how to obtain a legal proxy in order to vote virtually at the Annual Meeting.
How will stockholders be able to ask questions during the Annual Meeting?
Stockholders who wish to submit a question in advance of the Annual Meeting may do so no more than 30 days in advance by emailing their question to info@graniteridge.com. Stockholders may submit questions live during the meeting on the virtual meeting platform. If you wish to submit a question during the meeting, type your question into the “Submit a question” field, and click “Submit.” We will answer as many stockholder-submitted questions relevant to meeting matters during the meeting as time permits. Questions regarding personal matters or matters not relevant to meeting matters will not be answered. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition and to allow time for additional topics. If we are not able to get to every question submitted, we will post a summary of the remaining questions and answers on our website at https://www.graniteridge.com/investors as soon as practical after the meeting. The rules of conduct for the meeting, including the guidelines for submitting questions, the stockholder list, and the proxy materials will be available on the virtual meeting site during the meeting.
Why is the Annual Meeting virtual?
We are excited to host a virtual annual meeting to provide ease of access, real-time communication, and cost savings for our stockholders and the Company. Hosting a virtual meeting facilitates stockholder attendance and participation by enabling stockholders to participate from around the world. In addition, hosting a virtual meeting provides improved communication and cost savings for our stockholders and the Company.
What if I have technical difficulties or trouble accessing the Annual Meeting?
If you encounter any difficulties or trouble accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page at https://www.cstproxy.com/graniteridge/2026.
Can I revoke my proxy?
If you are a stockholder of record, you may revoke your proxy or change your voting instructions at any time before your shares are voted at the Annual Meeting by delivering to the Corporate Secretary of the Company a written notice of revocation or a duly executed proxy (via the Internet or by returning a proxy card) bearing a later date or by virtually attending and voting at the Annual Meeting.

If you are a street name stockholder, you may revoke or change voting instructions by contacting the bank, broker, or other nominee holding the shares or by obtaining a legal proxy from such institution and voting virtually at the Annual Meeting.
What is a quorum?
A majority of the voting power of all outstanding shares of common stock of the Company entitled to vote at the Annual Meeting, present or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Withheld votes and abstentions will each be counted as present for purposes of determining the presence of a quorum at the Annual Meeting, and “broker non-votes” will be counted as present for purposes of determining the presence of a quorum at the Annual Meeting assuming the broker is entitled to vote the applicable shares on at least one discretionary proposal.
What is a broker non-vote?
A broker non-vote occurs with respect to a proposal when a bank, broker, or other nominee has discretionary authority to vote on one or more proposals to be voted on at a meeting of stockholders but is not permitted to vote on other proposals without instructions from the beneficial owner and the beneficial owner fails to provide the nominee with such instructions. Banks, brokers, or other nominees may generally vote on routine matters but cannot vote on non-routine matters. We believe only the ratification of the appointment of our independent registered public accounting firm proposal is considered a routine matter. We do not believe (i) the director nomination proposal, (ii) the proposal to approve, on an advisory basis, the compensation paid to our named executive officers, (iii) the proposal to determine, on an advisory basis, the frequency of holding an advisory vote on the compensation of our named executive officers every year, two years, or three years, or (iv) the increase of shares available for issuance and term of our long-term incentive compensation plan are considered routine matters, and without your instructions, your bank, broker, or other nominee cannot vote your shares with respect to these proposals.
What vote is required to approve each proposal?
Directors are elected by a “plurality” voting standard, which means that the three nominees for director who receive the greatest number of votes cast by the stockholders present or represented by proxy at the meeting and entitled to vote thereon will be elected as directors. Cumulative voting is not permitted in the election of directors. Because the three nominees for director who receive the greatest number of votes cast at the meeting will be elected as directors, withheld votes and broker non-votes will not affect the outcome of the voting on the elections of directors.
For all other matters proposed for a vote at the Annual Meeting, the affirmative vote of a majority of the votes cast by the stockholders present or represented by proxy at the meeting and entitled to vote thereon is required to approve the matter. Abstentions and broker non-votes will not affect the outcome of the voting on such matters.

The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are to be counted:

Proposal	Votes Required	Effect of “Withhold” or “Abstain” Votes	Effect of Broker Non-Votes
1.Election of directors	Plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. This means that the three director nominees who receive the highest number of “FOR” votes will be elected as Class I directors. You may vote “For” or “Withhold” with respect to each director nominee.	None	None

2.Ratification of our independent auditors	Majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. You may vote “For,” “Against” or “Abstain” with respect to this proposal.	None	Not Applicable

3. Approval, on advisory basis, of the compensation paid to our named executive officers	Majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. You may vote “For,” “Against” or “Abstain” with respect to this proposal.	None	Not Applicable

4. Determine, on advisory basis, the frequency of future advisory votes on executive compensation	Majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. You may vote “Every Year,” “Two Years,” “Three Years” or “Abstain” with respect to this proposal.	None	Not Applicable

5. Increase of shares available for issuance and term of our long-term incentive compensation plan	Majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. You may vote “For,” “Against” or “Abstain” with respect to this proposal.	None	Not Applicable
How does the Board recommend that I vote on the proposals?
The recommendations of the Board are set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote as follows:
•FOR each of the persons named in this proxy statement as the Board’s three director nominees for election as Class I Directors;
•FOR the ratification of the appointment of Forvis Mazars as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;
•FOR the approval, on an advisory basis, of the compensation paid to our named executive officers;
•FOR the determination, on an advisory basis, to obtain advisory votes on the compensation of our named executive officers every year; and
•FOR the increase to the number of shares of our common stock available for issuance under our long-term incentive plan and a two-year extension of the term of the plan.
Where can I find the voting results of the Annual Meeting?
We will disclose voting results on a Current Report on Form 8-K that we will file with the SEC, within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.
Whom should I contact with questions about the proxy materials or the Annual Meeting?
If you have any questions about the proxy materials or the Annual Meeting, please contact Granite Ridge Resources, Inc. at 5217 McKinney Avenue, Suite 400, Dallas, Texas 75205, Attn: Corporate Secretary or by email at info@graniteridge.com.
Who bears the cost of this proxy solicitation?
We will bear all costs incurred in the solicitation of proxies, including the preparation, printing, and mailing of the Notice of Annual Meeting and Proxy Statement and the related materials. In addition to solicitation by mail, our directors, officers, and employees may solicit proxies personally or by telephone, e-mail, facsimile, or other means without additional compensation.

DIRECTORS AND EXECUTIVE OFFICERS
Our Board is currently composed of seven directors, divided into three classes serving staggered three-year terms. Upon expiration of the term of a class of directors, directors for that class will be elected for three-year terms at the annual meeting of stockholders in the year in which that term expires. Each director’s term continues until the election and qualification of his or her successor or his or her earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.
The following table sets forth certain information about our directors and executive officers as of the date of this proxy statement. Below the table is a brief biography of each of our directors and executive officers. There is no family relationship between any director or executive officer of the Company.

Name	Age	Position	Director Class	Term Expiration	Independent
Tyler S. Farquharson	43	President and Chief Executive Officer	—	—	—
R. Kyle Kettler	55	Chief Financial Officer	—	—	—
Kimberly A. Weimer	47	Chief Accounting Officer	—	—	—
Thaddeus Darden	39	Director	Class I	2026	No
Michele J. Everard	74	Director	Class I	2026	Yes
Kirk Lazarine	72	Director	Class I	2026	No
John McCartney	73	Director	Class II	2027	Yes
Matthew Miller	42	Director and Co-Chairman of the Board	Class II	2027	No
Griffin Perry	42	Director and Co-Chairman of the Board	Class III	2028	No
Amanda N. Coussens	45	Director	Class III	2028	Yes
Director Nominees
In evaluating the nominees for the Board, the Board and the Environmental, Social & Governance (“ESG”) Committee took into account the qualities they seek for directors, as discussed below under “Corporate Governance” and the directors’ individual qualifications, skills, and background that enable the directors to effectively and productively contribute to the Board’s oversight of the Company. These individual qualifications and skills are included below in each nominee’s biography.

Thaddeus Darden, Director (Class I)
Mr. Darden has served as a Managing Partner at Grey Rock Investment Partners (“Grey Rock”) since November 2023, and he is a member of Grey Rock’s Investment Committee and Valuation Committee. Previously, Mr. Darden served in various roles of increasing responsibility at Grey Rock since 2014, most recently as Partner from January 2018 through November 2023. Mr. Darden manages Grey Rock’s investment team and leads deal diligence, portfolio valuation, and business development. From 2010 to 2014, Mr. Darden worked at Bain & Company primarily in the oil and gas practice. During Mr. Darden’s tenure at Bain, he provided deal diligences, built growth strategies, and streamlined operations for numerous upstream and midstream oil and gas companies. Mr. Darden holds a B.S. in Systems Engineering from the University of Virginia where he was a Jefferson Scholar.
Mr. Darden has served as a director of Granite Ridge since 2022. Granite Ridge believes Mr. Darden is qualified to serve on the Granite Ridge Board because of his extensive experience in the energy sector, particularly with respect to deal origination, valuation, and analysis, and his business acumen.

Michele J. Everard, Director (Class I)
Ms. Everard was employed in the University of Michigan’s Investment Office for over 38 years, most recently as Managing Director, until her retirement in December of 2019. Ms. Everard was responsible for investment strategy, recommendation of new investment opportunities and monitoring of the University Endowment’s Real Estate and Natural Resources portfolios. She was a member of the University’s Investment Committee from 2009 to 2019 and participated in the management of all of the University’s investment programs, including the Endowment Fund which ranks in the top ten among institutions of higher education. Since 2022, Ms. Everard has served as a member of the Advisory Board of the RFM Affordable Housing Fund, L.P., sponsored by Related Fund Management, LLC. Ms. Everard has a B.B.A. in finance from Eastern Michigan University and is a Chartered Financial Analyst charterholder.
Ms. Everard has served as a director of Granite Ridge since 2022. Granite Ridge believes Ms. Everard is qualified to serve on the Board because of her depth of knowledge as the director of real asset investments for the University of Michigan.

Kirk Lazarine, Director (Class I)
Mr. Lazarine is a Co-Founder at Grey Rock. From 2013 through October 2023, Mr. Lazarine was a Managing Partner at Grey Rock and a member of Grey Rock’s Investment Committee, where he focused on deal origination, business development, portfolio management, and divestitures. From 2004 to 2013, Mr. Lazarine served as CEO of KOR Resources (“KOR”), where he led the acquisition of a significant lease position in the Eagle Ford oil window. Prior to working at KOR, Mr. Lazarine served at Chevron for 23 years, including as an area manager for Chevron’s unconventional gas team. Mr. Lazarine holds a B.B.A. degree from Southwest Texas State University and a B.S. degree in Petroleum Land Management from the University of Houston. He is a member of the American Association of Petroleum Landmen (AAPL) and the West Houston Association of Petroleum Landmen (WHAPL).
Mr. Lazarine has served as a director of Granite Ridge since 2022. Granite Ridge believes Mr. Lazarine is qualified to serve on the Board because of extensive experience in the energy sector, his business acumen, and his leadership skills.

Continuing Directors

Griffin Perry, Director (Class III) and Co-Chairman of the Board
Mr. Perry is a Co-Founder of Grey Rock and has served as a Senior Advisor at Grey Rock since May 2024. From 2013 to May 2024, Mr. Perry was a Managing Partner at Grey Rock and a member of Grey Rock’s Investment Committee and Valuation Committee, focusing on deal origination, business development, portfolio management, and divestitures. From 2012 to 2013, Mr. Perry was the President of Caddis Energy, an oil and gas investment company that partnered with industry leaders to raise capital and develop a pipeline of business focusing on both operated and non-operated oil and gas properties. From 2007 to 2012, Mr. Perry worked as a financial advisor with UBS and Deutsche Bank. During his tenure in these positions, Mr. Perry worked to grow assets under management from $300 million to $500 million. Mr. Perry is a member of the Cotton Bowl Board. Mr. Perry holds a B.A. in economics and history from Vanderbilt University.
Mr. Perry has served as a director of Granite Ridge and as co-Chairman of the Board of Granite Ridge since 2022. Granite Ridge believes Mr. Perry is qualified to serve on the Board because of extensive experience in the energy sector, in risk management and investor relations, as well as his business acumen and leadership skills.

Amanda N. Coussens, Director (Class III)
Ms. Coussens is the Chief Financial Officer and Chief Compliance Officer for Ridgepost Capital, Inc. (NYSE: RPC), formerly known as P10, Inc., a publicly traded asset manager with over $20 billion in assets under management. Ms. Coussens has served at Ridgepost since January 2021, taking the company both through an initial public offering and a subsequent debt refinance. Prior to Ridgepost, from 2017 through December 2020, Ms. Coussens served as Chief Financial Officer and Chief Compliance Officer of PetroCap, LLC (“PetroCap”), an upstream energy private equity fund, where she oversaw finance both for PetroCap and portfolio companies of PetroCap. Prior to PetroCap, from 2015 through 2017, Ms. Coussens served as a consulting Chief Financial Officer with Aduro Advisors where she worked for several start-up venture and private equity funds in the upstream energy sector. Prior to Aduro Advisors, from 2014 through 2016, Ms. Coussens served as Chief Financial Officer for White Deer Energy, a private equity firm targeting investments in oil and gas exploration and production, oilfield service and equipment manufacturing, and the midstream sector of the energy industry. Prior to White Deer Energy, from 2013 through 2014, Ms. Coussens served as Director of Financial Services for Timmon Advisors, LLC, an asset management firm, and from 2010 through 2013, Ms. Coussens served as Director of SEC and Financial Reporting for Edelman Financial Group (formerly Sanders Morris Harris) (NASDAQ: EF), a publicly traded asset management firm with over $20 billion of assets under management, overseeing aspects of SEC reporting and acquisition integration. Ms. Coussens began her career as an audit and tax associate for Null-Lairson, P.C. from 2002 to 2004, an audit manager for Grant Thornton from 2004 to 2008, and a controller for Tudor, Pickering, Holt and Co. and TPH Partners from 2008 to 2010. Ms. Coussens is a Certified Public Accountant and holds a B.A. in Accounting from the University of Houston, where she graduated with honors.
Ms. Coussens has served as a director of Granite Ridge since 2022. Granite Ridge believes Ms. Coussens is qualified to serve on the Board because of her extensive experience in the energy industry in finance, accounting, and operational roles and experience with oil and gas private equity firms.

Matthew Miller, Director (Class II) and Co-Chairman of the Board
Mr. Miller is a Co-Founder of Grey Rock and has served as Managing Partner and as a member of Grey Rock’s Investment Committee and Valuation Committee since 2013. At Grey Rock, Mr. Miller focuses on deal origination, valuation, due diligence, execution, project management, and divestitures. Mr. Miller works to maximize return for a given amount of risk for the Grey Rock portfolio. Previously, Mr. Miller served at Bluescape Resources from 2008 to 2013 and at McKinsey & Co. from 2006 to 2008. Mr. Miller also serves as the co-chair of the University of Virginia Jefferson Scholars DFW Regional Selection Committee. Mr. Miller holds a B.S. in Commerce from the University of Virginia, and he is a Chartered Financial Analyst.
Mr. Miller has served as a director of Granite Ridge and as co-Chairman of the Board of Granite Ridge since 2022. Granite Ridge believes Mr. Miller is qualified to serve on the Board because of his extensive experience in the energy sector, his business acumen, and his leadership skills.

John McCartney, Director (Class II)
Mr. McCartney joined the executive management team of US Robotics in March 1984 as Vice President and Chief Financial Officer. At US Robotics, he served in various executive capacities, including as Executive Vice President, International, until serving as President and Chief Operating Officer from January 1996 until its merger with 3Com Corporation in June 1997. From June 1997 to March 1998, Mr. McCartney held the position of President of 3Com Corporation’s Client Access Unit. Since 2004, Mr. McCartney has served as a director of Huron Consulting Group (NASDAQ: HURN), where he was Chairman of the Board from 2010 through December 2024. Mr. McCartney has also served as a director of EQT, Corp. (NYSE: EQT), a publicly traded natural gas exploration and production company, since 2019 and currently serves as a member of its public policy and corporate responsibility, and corporate governance committees. From 2007 to August 2023, Mr. McCartney served on the board of Datatec Limited, a publicly traded networking technology and services company. Mr. McCartney has also served on the boards of Rice Energy Inc., a formerly publicly traded independent natural gas and oil company acquired by EQT in 2017, and Covance Inc., a formerly publicly traded drug development services company acquired by Laboratory Corporation of America Holdings (NYSE: LH) in 2015. Mr. McCartney received a B.A. in Philosophy from Davidson College and an M.B.A. from The Wharton School of the University of Pennsylvania.
Mr. McCartney has served as a director of Granite Ridge since 2022. Granite Ridge believes Mr. McCartney is qualified to serve on the Board because of his deep public company, governance, and accounting experience, having served as chairman and vice chairman of the boards of numerous public and private companies, including another energy company.

Executive Officers

Tyler S. Farquharson, President and Chief Executive Officer
Mr. Farquharson has served as the Company’s President and Chief Executive Officer since June 2025. Prior to serving in that role, Mr. Farquharson served as the Company’s Chief Financial Officer from July 2022 to June 2025. Mr. Farquharson has over 20 years of oil and gas finance experience. Prior to joining Granite Ridge, Mr. Farquharson served as Vice President, Chief Financial Officer and Treasurer of EXCO Resources, Inc. (“EXCO”), an independent oil and natural gas company, from October 2017 to May 2022. Mr. Farquharson began his career in August 2005 serving in various corporate finance, planning, treasury and investor relations roles at EXCO. Mr. Farquharson received a B.S. in Finance from the University of Kansas in 2005.

R. Kyle Kettler, Chief Financial Officer
Mr. Kettler has served as the Company’s Chief Financial Officer since February 2026. He is a seasoned finance and accounting executive and investor with over 25 years of experience across direct lending, public and private markets, investment banking and public accounting. Most recently, from 2008 to 2025, he was a Partner at Chambers Energy Management, where he helped lead the firm’s investment sourcing, due diligence, valuation and portfolio management efforts.
Mr. Kettler’s experience spans the entire capital structure and energy value chain: originated loans, high yield bonds, private and public equity, and structure products for upstream oil and gas, oilfield services, midstream, refining, and power companies.
Mr. Kettler has a BBA in Accounting and an MBA from the University of Texas at Austin. He is also a CPA and holds the CFA designation.

Kimberly A. Weimer, Chief Accounting Officer
Ms. Weimer is the Company’s Chief Accounting Officer. From June 2025 to February 2026, she also served as Interim Chief Financial Officer. Ms. Weimer has over 20 years of accounting experience, primarily in the energy industry. Prior to joining Granite Ridge in January 2024, Ms. Weimer served as the Chief Financial Officer of Titanium Exploration Partners, an oil and gas asset manager, from October 2018 through December 2023, where she oversaw all aspects of the finance and accounting departments. She has served in various executive and senior leadership positions throughout her career, including as Vice President and Chief Financial Officer of Enduro Resource Partners and Director of Investor Relations at Encore Acquisition Company and Encore Energy Partners. Ms. Weimer received a Bachelor of Science degree in Finance and Accounting from Louisiana State University. She is a Certified Public Accountant in the state of Texas.

CORPORATE GOVERNANCE
Board Leadership
The individuals selected to be on the Board recognize that the leadership structure and combination or separation of the Chief Executive Officer and Chairman (or co-Chairmen, as applicable) roles is driven by the needs of Granite Ridge at any point in time. As a result, the Board does not have a fixed policy regarding the separation of the offices of Chief Executive Officer and Chairman (or co-Chairmen, as applicable) and instead the Board will maintain the flexibility to select the Chairman (or co-Chairmen, as applicable) and its leadership structure, from time to time, based on the criteria that it deems in the best interests of Granite Ridge and its stockholders. Currently, the role of Chief Executive Officer is a separate role from our current Co-Chairmen roles. The individuals selected to be on the Board believe that, at this time, having a separate Chief Executive Officer and Co-Chairmen is the appropriate leadership structure for Granite Ridge. The Board believes that at this time the separation of these positions enhances both the oversight of management by the Board and the Company’s overall leadership structure and that each of our Co-Chairmen provide unique and valuable direction to the Board, which helps enable effective collaboration with the Chief Executive Officer in furtherance of the Board’s oversight responsibilities. Our Chief Executive Officer is responsible for the day-to-day management and supervision of the business and affairs of Granite Ridge and for ensuring that the directives of the Board are carried into effect. Our Co-Chairmen are charged with presiding over all meetings of the Board and our stockholders and providing advice and counsel to the Chief Executive Officer.
Pursuant to our Corporate Governance Guidelines, if the Chairman (or co-Chairmen, as is our current structure) is not an independent director, the Board will designate a Lead Independent Director. Because our Co-Chairmen are not currently considered independent directors, John McCartney serves as our Lead Independent Director, a position in which he has served since 2022. As the Lead Independent Director, Mr. McCartney joins the Chairman (or co-Chairmen, as applicable), in providing leadership and guidance to the Board. The Lead Independent Director’s responsibilities include serving as a liaison between the Co-Chairmen and the independent directors of the Board, presiding over executive sessions of the independent directors, and being available for consultation and direct communication with the Company’s major stockholders upon request.
Controlled Company Exemption
Pursuant to the terms of the Voting Agreement, dated August 25, 2023, by and among Grey Rock Energy Partners GP II, L.P. (“GREP II”), Grey Rock Energy Partners GP III, L.P. (“GREP GP III”), Matthew Miller, Griffin Perry, Thaddeus Darden, and Kirk Lazarine (the “Voting Agreement” and the parties to the Voting Agreement, the “Voting Agreement Parties”), the shares held by the Voting Agreement Parties constitute approximately 50.0% of the voting power of our common stock. As a result, Granite Ridge is a “controlled company” under the corporate governance rules of the New York Stock Exchange (“NYSE”) and qualifies for exemptions from certain corporate governance requirements. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including:
•the requirement that a majority of its board of directors consist of independent directors as defined under the rules of the NYSE;
•the requirement that it have a nominating and corporate governance committee comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
•the requirement that it have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.
As a result of being a “controlled company” under the NYSE’s current listing standards, Granite Ridge qualifies for, and avails itself of, the controlled company exemptions under the corporate governance rules of the NYSE. Notwithstanding the controlled company exemption that it qualifies for and avails itself of, the Board has determined that Granite Ridge shall have an environmental, social, and governance committee, which, among other things, assists the Board in the director nomination process and advises the Board with respect to corporate governance practices, and a compensation committee.

Director Independence
Rather than adopting categorical standards, the Board assesses director independence on a case-by-case basis, in each case consistent with applicable legal requirements and the listing standards of the NYSE. The NYSE listing standards provide that to qualify as an “independent director,” in addition to satisfying certain bright-line criteria, the listed company’s board of directors must affirmatively determine that a director has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company), including any relationships among our directors and officers. Notwithstanding the controlled company exemption that it qualifies for, and avails itself of, the Board has determined that Amanda Coussens, Michele Everard and John McCartney are independent directors of Granite Ridge as defined under the applicable NYSE rules.
Risk Oversight
In parallel with the management services provided by Grey Rock Administration, LLC, a Delaware limited liability company (“Grey Rock”), through the Management Services Agreement dated October 24, 2022 by and between Granite Ridge Resources, Inc. and Grey Rock (the “MSA”), the Board oversees the Company’s risk management, including the risk management activities both directly and through its standing committees, as follows.
The Audit Committee oversees the Company’s enterprise risk management process. The Company’s management meets with relevant employees of Grey Rock to discuss risks and escalates them, as appropriate, to the Audit Committee. Audit Committee meetings include discussions of specific risk areas throughout the year, including, among others, those relating to significant financial matters, cybersecurity, and data protection.
The Compensation, ESG and Conflicts committees oversee risks associated with their respective areas of responsibility. The Compensation Committee oversees the assessment of risks related to the Company’s compensation policies and programs. The ESG Committee oversees the Company’s ESG matters, including risks related thereto. The Company’s management provides relevant updates directly to the ESG Committee regarding the Company’s ESG matters, including ESG-related risks, and relevant information is shared with the full Board as part of the ESG Committee’s report to the Board. The Conflicts Committee considers risks associated with the arrangements and transactions between Granite Ridge and Grey Rock or its affiliates.
The Board is kept abreast of its committees’ risk oversight and other activities via reports of the committee chairs to the full Board at regular Board meetings. In addition, the Board receives detailed regular reports from members of our senior management that include discussions of the risks and exposures involved in their respective areas of responsibility. Further, the Board is routinely informed by the appropriate members of senior management of developments internal and external to the Company that could affect our risk profile.
Corporate Governance Documents
Please visit our investor relations website at https://ir.graniteridge.com, “Governance—Governance,” for additional information on our corporate governance, including:
•our Corporate Governance Guidelines, which includes policies on Board composition, director qualification standards and responsibilities, meetings of the Board, director attendance at our annual meetings, management evaluation, succession planning, and stockholder communications with the Board;
•the charters approved by the Board for the Audit Committee, the Compensation Committee, the Conflicts Committee and the ESG Committee; and
•our Corporate Code of Business Conduct and Ethics.
Insider Trading Policy and Hedging Prohibitions
We have adopted an insider trading policy governing the purchase, sale and other dispositions of our securities by our directors, officers and employees (the “Insider Trading Policy”) that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and the exchange listing standards applicable to the Company. A copy of the Insider Trading Policy is included as Exhibit 19.1 to our most recent Annual Report on Form 10-K. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws as well as the applicable rules and regulations of NYSE. Our Insider Trading Policy also prohibits our directors, officers and employees from entering into short sales or hedging or monetization transactions involving our securities.
Board Meetings and Committees
The Board meets regularly during the year and holds special meetings and acts by unanimous written consent whenever circumstances require. During 2025, there were four regular meetings and three special meetings of the Board. At all four regular meetings of the Board, the independent directors met in executive session, with Mr. McCartney presiding over such meetings as Lead Independent Director. Mr. Lazarine missed one regularly scheduled Board meeting; otherwise, the incumbent directors attended 100% of such aggregate meetings of the Board and 100% of any committee meetings on which they served occurring during 2025. Directors are encouraged to attend the Company’s annual meetings of stockholders. All of the members of the Board attended the 2025 Annual Meeting.
The standing committees of the Board consist of an Audit Committee, a Compensation Committee, a Conflicts Committee and an ESG Committee. Each committee reports to the Board as they deem appropriate and as the Board may request. The Committees keep the Board informed of their actions and provide assistance to the Board in fulfilling its oversight responsibility to stockholders. The table below provides current Committee membership information as well as meeting information for the last fiscal year.

Name	Audit Committee		Compensation Committee		Conflicts Committee		ESG Committee
Matthew Miller(1)			X
Griffin Perry(1)							X	(2)
Amanda N. Coussens	X	(2)	X	(3)	X		X
Thaddeus Darden			X	(2)			X
Michele J. Everard	X				X	(2)
Kirk Lazarine
John McCartney(4)	X		X		X
Total Meetings in 2025	4		4		1		3
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(1)Co-Chair of the Board
(2)Committee Chair
(3)Non-voting member
(4)Lead Independent Director
The functions performed by these Committees, which are set forth in more detail in their charters, are summarized below.
Audit Committee
The primary purposes of Granite Ridge’s Audit Committee are to assist the Board’s oversight of:
•the accounting and financial reporting processes of Granite Ridge and audits of Granite Ridge’s financial statements;
•the integrity of Granite Ridge’s financial statements and Granite Ridge’s compliance with legal and regulatory requirements;
•the qualifications, independence, and performance of any independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for Granite Ridge;
•reviewing, with Granite Ridge’s independent registered public accounting firm, the scope and results of their audit;
•overseeing the financial reporting process and discussing with management and Granite Ridge’s independent registered public accounting firm the quarterly and annual financial statements that Granite Ridge files with the SEC;

•the design and implementation of Granite Ridge’s internal audit function; and
•the preparation of an annual Audit Committee report and the publishing of the report in Granite Ridge’s proxy statement for its annual meeting of stockholders, in accordance with applicable rules and regulations.
Granite Ridge’s Audit Committee consists of Amanda Coussens, Michele Everard, and John McCartney, with Ms. Coussens serving as chair. Rule 10A-3 of the Exchange Act and the NYSE rules require that Granite Ridge’s Audit Committee be composed entirely of independent directors. The Board has affirmatively determined that each of Amanda Coussens, Michele Everard, and John McCartney meet the heightened independence standards applicable to audit committee members prescribed by Rule 10A-3 of the Exchange Act and the NYSE rules.
Each member of Granite Ridge’s Audit Committee also meets the financial literacy requirements of NYSE listing standards. In addition, the Board has determined that Ms. Coussens qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. The Board has adopted a written charter for the Audit Committee, which is available on Granite Ridge’s website at www.graniteridge.com under the heading “Investors” and the subheading “Governance—Governance Documents.” The information on our website is deemed not to be incorporated in this proxy statement or to be part of this proxy statement.
Compensation Committee
The primary purposes of Granite Ridge’s Compensation Committee are to:
•oversee Granite Ridge’s overall compensation philosophy that applies to all Granite Ridge employees;
•review, evaluate, and approve the agreements, plans, policies, and programs of Granite Ridge to compensate Granite Ridge’s executive officers and directors and, in certain instances, which may compensate individuals providing services to Granite Ridge pursuant to the MSA; and
•discharge the Board’s responsibilities relating to compensation of Granite Ridge’s executive officers and directors.
Our Compensation Committee has the authority to engage a compensation consultant at any time if it determines that it would be appropriate to consider the recommendations of an independent outside source. The Compensation Committee has engaged Dana Krieg, an independent compensation consultant. With the help of Ms. Krieg, the Compensation Committee designed an executive compensation program for 2025, structured to drive performance and support the Company as it grows. The Compensation Committee may delegate to its chair, any of its members, or any subcommittee it may form the responsibility and authority for any particular matter, as it deems appropriate from time to time under the circumstances and consistent with applicable law and its charter. The Compensation Committee may also delegate the approval of award grants and other transactions and responsibilities regarding the administration of compensatory programs to a subcommittee consisting solely of members of the Compensation Committee or the Board that are “non-Employee Directors” for the purposes of Rule 16b-3 of the Exchange Act.
Granite Ridge’s Compensation Committee is composed of Thaddeus Darden, Matthew Miller, John McCartney, and Amanda Coussens (a non-voting member), with Mr. Darden serving as chair. As described elsewhere in this report, Mr. Darden and Mr. Miller are both managing partners of Grey Rock and may have an interest in the transactions between Grey Rock and us. Please see “Certain Relationships and Related Party Transactions.”
The Board has adopted a written charter for the Compensation Committee, which is available on Granite Ridge’s website at www.graniteridge.com under the heading “Investors” and the subheading “Governance—Governance Documents.” The information on our website is deemed not to be incorporated in this proxy statement or to be part of this proxy statement.
Conflicts Committee
The Conflicts Committee’s responsibilities include, among other things, reviewing and approving:
•new material arrangements and transactions between Granite Ridge and Grey Rock or its affiliates;
•amendments to, waivers of, or resolution of material disputes related to agreements between Grey Rock and its affiliates on the one hand and Granite Ridge and its affiliates on another, including any material amendment, waiver, or disputes relating to the MSA; and

•related person transactions pursuant to Granite Ridge’s related party transactions policy.
Granite Ridge’s Conflicts Committee is composed of Amanda Coussens, Michele Everard, and John McCartney, with Ms. Everard serving as chair. The Conflicts Committee is composed entirely of directors who the Board has determined meet the independence requirements of the NYSE. The Board has adopted a written charter for the Conflicts Committee, which is available on Granite Ridge’s website at www.graniteridge.com under the heading “Investors” and the subheading “Governance—Governance Documents.” The information on our website is deemed not to be incorporated in this proxy statement or to be part of this proxy statement.
ESG Committee
The ESG Committee’s responsibilities include, among other things:
•the oversight and monitoring of Granite Ridge’s environmental, social and governance initiatives;
•reviewing and recommending to the Board, and assisting the Board in implementing, any changes to its corporate governance practices;
•assisting the Board by identifying individuals qualified to become members of the Board, and recommending director nominees to the Board;
•advising the Board about the appropriate composition of the Board and its committees;
•leading the Board in the annual performance evaluation of the Board and its committees and of management; and
•directing all matters relating to the succession of Granite Ridge’s chief executive officer.
Granite Ridge’s ESG Committee is composed of Amanda Coussens, Thaddeus Darden, and Griffin Perry, with Mr. Perry serving as chair. The Board has adopted a written charter for the ESG Committee, which is available on Granite Ridge’s website at www.graniteridge.com under the heading “Investors” and the subheading “Governance—Governance Documents.” The information on our website is deemed not to be incorporated in this proxy statement or to be part of this proxy statement.
Code of Business Conduct and Ethics and Corporate Governance Guidelines
Granite Ridge has adopted a written code of business conduct and ethics that applies to its directors, officers, employees and individuals providing services to Granite Ridge pursuant to the MSA, in accordance with applicable federal securities laws, a copy of which is available on Granite Ridge’s website at www.graniteridge.com under the heading “Investors” and the subheading “Governance—Governance Documents.” Granite Ridge intends to disclose on its website any future amendments of the code of ethics or waivers that exempt any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions or Granite Ridge’s directors from provisions in the code of business conduct and ethics. Additionally, Granite Ridge has adopted corporate governance guidelines, a copy of which is available on Granite Ridge’s corporate website, that address items such as the qualifications and responsibilities of its directors and director candidates and corporate governance policies and standards. The information on our website is deemed not to be incorporated in this proxy statement or to be part of this proxy statement.
Director Nominations
Our Board considers candidates for director who are recommended by the ESG Committee, its members, other Board members, stockholders, and management. To assist it in identifying director candidates for recommendation to the full Board, the ESG Committee is also authorized to retain, at the expense of the Company, third party search firms and legal, accounting, or other advisors, including for purposes of performing background reviews of potential candidates.
The Board does not have a mandatory retirement age or term limits for directors. We believe our stockholders benefit from continuity of directors and a mix of tenure on the Board. To help the Board continue to generate new ideas and operate effectively, the ESG Committee discusses individual Board member performance and takes steps as necessary regarding continuing director tenure, including by evaluating the current composition of the Board and the skills, experiences and backgrounds that may be needed as the strategy of the business or the operating environment evolves. The ESG Committee considers each director’s age and length of tenure when considering Board composition and seeks to maintain a balance of experience and continuity, along with fresh perspectives.

Among the qualifications and skills of a candidate, including incumbent directors, considered important by the ESG Committee are:
•relevant skills, qualifications, and experience;
•independence under applicable standards;
•business judgment;
•a strong mix of background and experience;
•service on boards of directors of other companies;
•personal and professional integrity, including commitment to the Company’s core values;
•openness and ability to work as part of a team;
•leadership and risk management experience;
•willingness to commit the required time to serve as a Board member; and
•familiarity with the Company and its industry.
When evaluating re-nomination of existing directors, the ESG Committee also considers the nominees’ past Board and committee meeting attendance and performance, length of Board service and their independence under the applicable standards. The ESG Committee believes that each of the director nominees for the Annual Meeting possesses these attributes.
The ESG Committee evaluates director candidates recommended by stockholders in the same way that it evaluates candidates recommended by its members, other members of the Board, or other persons. Stockholders wishing to submit recommendations for director candidates for consideration by the ESG Committee must provide certain information in writing to the attention of the Corporate Secretary of the Company as described in our amended and restated bylaws (the “Bylaws”), including:
•the name, age, business address and residence address of the nominee and the name and address of the stockholder making the nomination (and the name and address of the beneficial owner, if any, on whose behalf the nomination is made);
•the principal occupation or employment of the nominee;
•the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the nominee and the stockholder (and the beneficial owner, if any, on whose behalf the nomination is made);
•a written statement and agreement executed by each such nominee acknowledging that such nominee consents to being named in the Company’s proxy statement as a nominee and to serving as a director if elected;
•a description of all arrangements or understandings relating to the nomination by the stockholder making such nomination among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, the nominee, and any other person or persons (including their names) acting in concert with any of the foregoing and a description of any arrangement, agreement, or understanding (including any derivative or short positions, profits interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, the stockholder or the beneficial owner, if any, on whose behalf the nomination is being made and any of their affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such person or any of their affiliates or associates with respect to shares of our common stock;
•a representation that the stockholder making the nomination (or a qualified representative of such stockholder) is a holder of record of our common stock and intends to appear in person or by proxy at the Annual Meeting to nominate the nominee; and

•any other information relating to the nominee and stockholder that would be required to be disclosed in a proxy statement or other SEC filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.
Communications with the Board
Our Board welcomes communications from our stockholders and other interested parties. Interested parties may communicate directly with the independent directors by submitting a communication in writing to Granite Ridge Resources, Inc., 5217 McKinney Avenue, Suite 400, Dallas, Texas 75205 in an envelope marked “Confidential” addressed to the “Independent Members of the Board of Directors” in care of the Company’s Corporate Secretary. The Company’s Corporate Secretary will review and forward each communication, as soon as reasonably practicable, to the addressee(s) if the communication falls within the scope of matters generally considered by the independent directors. Access to non-management directors will be available through the Company’s website or by contacting the Company at info@graniteridge.com.
Director Compensation
In order to determine compensation for the members of our Board, the Compensation Committee consulted with Ms. Krieg and analyzed peer group compensation for directors to develop a competitive compensation package designed to attract and retain talented director nominees. As a result of this analysis, the Compensation Committee recommended, and the Board approved, the following compensation for the Board in 2025: an annual Board retainer of $75,000 per director, payable quarterly in arrears in cash (or at the election of the director, in stock); an annual equity grant of $75,000 per director (which vests in full on the first anniversary of the date of grant); and an additional annual retainer for the Audit Committee Chair of $15,000, payable quarterly in arrears in cash (or at the election of the Audit Committee Chair, in stock).
We reimburse directors for all reasonable expenses incurred in attending Board or committee meetings and activities, including travel. Each director will also be fully indemnified by us for actions associated with their service as a director to the fullest extent permitted under Delaware law.
The table below sets forth the compensation earned or received by our directors during the year ended December 31, 2025:

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Amanda N. Coussens(2)	$90,000	$75,000	$165,000
Thaddeus Darden	$75,000	$75,000	$150,000
Michele J. Everard	$75,000	$75,000	$150,000
Kirk Lazarine	$75,000	$75,000	$150,000
John McCartney	$75,000	$75,000	$150,000
Matthew Miller(3)	$75,000	$75,000	$150,000
Griffin Perry	$75,000	$75,000	$150,000
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(1)Represents a grant of 11,278 shares of restricted stock awarded to each of the directors on the Board on January 2, 2025. The restricted stock remained outstanding as of December 31, 2025 and vested on January 2, 2026. As of December 31, 2025, the 11,278 shares of restricted stock per director were the only restricted shares outstanding. Grant date fair values were all calculated in accordance with FASB ASC Topic 718, and all amounts shown in this column exclude the effect of estimated forfeitures related to service-based vesting conditions. The grant date fair values of the shares of restricted stock were calculated based on the market-quoted closing price of the Company’s common stock on the date of the awards. Additional detail regarding the awards reflected within this column is included in Note 13 to the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.
(2)Ms. Coussens also received a cash retainer for her service as the Audit Committee Chair.
(3)Mr. Miller elected to receive, in lieu of cash, his cash compensation for the 2025 calendar year in 13,482 fully vested shares of the Company’s common stock. The number of shares of common stock issued to Mr. Miller equaled the amount of the foregone cash compensation for the particular calendar quarter divided by the closing price of the Company’s common stock on the last day of such calendar quarter.

PROPOSAL 1—ELECTION OF DIRECTORS
The Board, based on the recommendation of the ESG Committee, has proposed that the following three nominees be elected as Class I Directors of Granite Ridge at the Annual Meeting, each of whom, if elected, will hold office until our annual meeting of stockholders in 2029 or until his or her successor shall have been elected and qualified or his or her earlier death, resignation, or removal:
•Thaddeus Darden
•Michele J. Everard
•Kirk Lazarine
Each of the nominees is currently a Class I Director of the Company. Biographical information for each nominee is contained in the “Corporate Governance” section above.
Although the Board expects that the three nominees will be willing and available to serve as directors, if any of them should be unwilling or unable to serve, the Board may decrease the size of the Board or may designate substitute nominees, and the proxies will be voted in favor of any such substitute nominees.
Vote Required
The election of directors in this Proposal No. 1 requires the affirmative vote of a plurality of the votes validly cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Neither withhold votes nor broker non-votes will have any effect on the outcome of voting on director elections.
Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH NOMINEE.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF FORVIS MAZARS, LLP
Under the rules and regulations of the SEC and NYSE, the Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent auditors. In addition, the Audit Committee oversees the work of our independent auditors, considers the independence of our independent auditors and participates in the selection of the independent auditor’s lead engagement partner. The Audit Committee has appointed, and, as a matter of good corporate governance, is requesting ratification by the stockholders of the appointment of, the registered public accounting firm of Forvis Mazars to serve as independent auditors for the fiscal year ending December 31, 2026. Forvis Mazars has served as the independent auditor for the funds managed by Grey Rock Energy Management, LLC since 2015, and Forvis Mazars has served as independent auditor for the Company since 2022. The Audit Committee considered a number of factors in determining whether to re-engage Forvis Mazars as the Company’s independent registered public accounting firm, including the length of time the firm has served in this role, the firm’s professional qualifications and resources, the firm’s past performance, and the firm’s capabilities in handling the breadth and complexity of our business, as well as the potential impact of changing independent auditors.
The Board and the Audit Committee believe that the continued retention of Forvis Mazars as the Company’s independent auditor is in the best interests of the Company and its stockholders. If stockholders do not ratify the selection of Forvis Mazars, the Audit Committee may reconsider its selection of Forvis Mazars as our independent registered public accounting firm for the fiscal year ending December 31, 2026, but the Audit Committee may also elect to retain Forvis Mazars. In addition, if stockholders ratify the selection of Forvis Mazars as independent auditors, the Audit Committee may nevertheless periodically request proposals from other major registered public accounting firms and as a result of such process may select Forvis Mazars or another registered public accounting firm as our independent auditors.
Audit and Other Fees
The table below sets forth the aggregate fees billed by Forvis Mazars, the Company’s independent registered public accounting firm, for the last two fiscal years (in millions):

	2025	2024
Audit Fees(1)	$1.5	$1.2
Audit-Related Fees(2)	$0.0	$0.0
Tax Fees(3)	$0.0	$0.0
All Other Fees	$0.0	$0.0
Total Fees	$1.5	$1.2
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(1)“Audit Fees” include the aggregate fees for professional services performed for the (i) audit of the Company’s annual consolidated financial statements included in its Annual Report on Form 10-K; (ii) reviews of the Company’s quarterly financial statements included in its Quarterly Reports on Form 10-Q; and (iii) services that are normally provided in connection with statutory and regulatory filings or engagements, such as comfort letters and consents.
(2)“Audit-Related Fees” consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.
(3)“Tax Fees” consist of tax compliance, tax advice and tax planning.
Before the independent registered public accounting firm is engaged by the Company or its subsidiaries to render audit or non-audit services, the Audit Committee must pre-approve the engagement. The Audit Committee’s pre-approval of audit and non-audit services provided by our independent auditor is not required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee. Pursuant to the Audit Committee’s charter, the Chairman of the Audit Committee has the authority to grant pre-approvals, provided such approvals are within the pre-approval policy and are presented to the Audit Committee at a subsequent meeting.
The Audit Committee or Chairman of the Audit Committee, as applicable, approved or pre-approved 100% of the services described in the table set forth above for the year ended December 31, 2025. The duties of the Audit Committee are described in the Audit Committee’s charter that is posted on the Company’s website at www.graniteridge.com under the heading “Investors” and the subheading “Governance—Governance Documents.”

Representatives of Forvis Mazars are not expected to attend the Annual Meeting; however, Forvis Mazars representatives will have an opportunity to respond to appropriate questions from stockholders submitted in advance of the Annual Meeting, and members of Company management will have an opportunity to make a statement at the Annual Meeting on Forvis Mazars’ behalf.
Vote Required
The ratification of the appointment of our independent auditors in this Proposal No. 2 requires the affirmative vote of the majority of the votes validly cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will not have any effect on the outcome. Because banks, brokers, or other nominees have discretion to vote on this proposal, we do not expect any broker non-votes.
Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF FORVIS MAZARS AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

AUDIT COMMITTEE REPORT
Primary Oversight Responsibilities
Our management is responsible for establishing a system of internal controls, assessing such controls and for preparing our consolidated financial statements in accordance with generally accepted accounting principles. Our independent registered public accounting firm is responsible for auditing our consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and issuing its report based on its audit.
Under the Audit Committee’s charter, the primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities as to, among other duties: (1) the integrity of the Company’s financial statements; (2) the Company’s compliance with legal and regulatory requirements; (3) the appointment, qualifications, independence and performance of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report on the Company’s financial statements; and (4) the design and implementation of the Company’s internal audit function.
2025 Audited Financial Statements
In connection with the preparation of the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025:
•The Audit Committee reviewed and discussed the audited financial statements and associated audit with the independent registered public accounting firm and management.
•The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable regulations promulgated by the PCAOB. In general, these auditing standards require the independent registered public accounting firm to communicate to the Audit Committee certain matters that are incidental to the audit, such as any initiation of, or changes to, significant accounting policies, management judgments, accounting estimates and audit adjustments; disagreements with management; the independent registered public accounting firm’s judgment about the quality of our accounting principles; significant audit risks identified and any changes from planned audit strategy; the use of specialists on the audit team; and issues for which the independent registered public accounting firm have consulted outside the engagement team.
•The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communication with the Audit Committee concerning independence and has discussed the independent registered public accounting firm’s independence with the independent registered public accounting firm. The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to us was compatible with maintaining their independence.
Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2025 be included in our Annual Report on Form 10-K filed with the SEC.
The Audit Committee of the Board of Directors
Amanda N. Coussens (Chair)
Michele J. Everard
John McCartney

The above report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not be deemed filed under such Acts.

PROPOSAL 3—ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with Section 14A of the Exchange Act and Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the following proposal, commonly known as a “Say on Pay” proposal, provides our stockholders with a nonbinding advisory vote to approve the compensation of our named executive officers. The named executive officers are the individuals identified in the Summary Compensation Table included in this proxy statement below. Because your vote on this proposal is advisory, it will not be binding upon us or our Board. However, the Compensation Committee will review and consider the results of the vote when making future executive officer compensation decisions.
Before you vote on the resolution below, please carefully review the entire “Compensation Discussion and Analysis” section included in this proxy statement, along with the tables, narrative disclosure and footnotes that follow the “Compensation Discussion and Analysis.” This section contains important information about our executive compensation program and philosophy. It also explains how and why the Compensation Committee made specific decisions about the named executive officers’ compensation for 2025.
The following resolution will be voted on at the Annual Meeting:
RESOLVED, that the stockholders of Granite Ridge Resources, Inc. hereby approve, on an advisory basis, the compensation of the named executive officers in the Compensation Discussion and Analysis, the compensation tables, and the other related tables and disclosure as disclosed in this proxy statement.
Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the accompanying form of proxy will vote such proxy “FOR” this proposal.
Vote Required
The advisory vote regarding compensation for our named executive officers in this Proposal No. 3 requires the affirmative vote of the majority of the votes validly cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.
Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF COMPENSATION TO OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 4—ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with Section 14A of the Exchange Act, the following proposal provides our stockholders with the opportunity to indicate how frequently we will hold a “Say on Pay” on compensation of our named executive officers in the future. We are seeking a vote, on a non-binding, advisory basis, on a resolution as to whether future advisory votes on the compensation of our named executive officers should occur every one, two, or three years.
Our Board believes that it is appropriate and in the best interests of our stockholders to hold the advisory vote on the compensation of our named executive officers annually. An annual advisory vote on the compensation of our named executive officers will allow our stockholders to provide timely, direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the Company’s proxy statement each year, which is consistent with the Company’s efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters.
Stockholders will be able to specify one of four choices for this proposal on the proxy card: “EVERY YEAR,” “TWO YEARS,” “THREE YEARS,” or “ABSTAIN.” The option of every year, two years or three years that receives the highest number of votes cast by stockholders will generally be the frequency for the advisory vote on executive compensation that has been selected by stockholders. This advisory vote on the frequency of future advisory votes on executive compensation is not binding on the Board or the Company in any way. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to our executive compensation programs.
Vote Required
The advisory vote regarding the frequency for the advisory vote on compensation for our named executive officers in this Proposal No. 4 requires the affirmative vote of the majority of the votes validly cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, unless none of the three frequency choices receives a majority, in which case the choice that receives the plurality of votes cast will be considered approved. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.
Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR HOLDING THE ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS ANNUALLY.

EXECUTIVE AND DIRECTOR COMPENSATION
Compensation Committee Report
Amanda Coussens and John McCartney, who serve on the Compensation Committee, are independent directors in accordance with NYSE standards. The Compensation Committee has reviewed and discussed with management the following section titled “Compensation Discussion and Analysis.” Based upon its review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
By the members of the Compensation Committee:
Thaddeus Darden (Chairman)
Amanda Coussens
John McCartney
Matthew Miller
Compensation Discussion and Analysis
The following Compensation Discussion and Analysis provides an overview of the philosophy and objectives of our executive compensation program. It explains how compensation decisions are linked to performance as compared to our strategic goals and defined targets under the elements of the compensation program. These goals and targets are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance.
The following table shows our named executive officers or “NEOs” for 2025. Our executive officers serve until their successors are duly appointed.

Name	Age	Position at 12/31/2025
Tyler S. Farquharson(1)	43	President and Chief Executive Officer
Luke Brandenberg(2)	40	Former President and Chief Executive Officer
Kimberly A. Weimer(3)	47	Interim Chief Financial Officer and Chief Accounting Officer
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(1)In June 2025, Mr. Farquharson was promoted from Chief Financial Officer to President and Chief Executive Officer.
(2)In June 2025, Mr. Brandenberg departed from his position as President and Chief Executive Officer.
(3)From January 2025 to June 2025, Ms. Weimer served as Chief Accounting Officer. From June 2025 to February 2026, Ms. Weimer served as Interim Chief Financial Officer and Chief Accounting Officer. After the appointment of R. Kyle Kettler to Chief Financial Officer in February 2026, Ms. Weimer returned to her role as Chief Accounting Officer. Mr. Kettler was not an executive officer during any part of 2025; therefore, he will not be reflected in the 2025 compensation disclosures that follow.
Compensation Philosophy and Principles
Our executive compensation program is designed to attract, retain, and motivate highly qualified executives and align their individual interests with the interests of our stockholders. It is the Compensation Committee’s responsibility to design and administer compensation programs that achieve these goals, and to make recommendations to the Board to approve and adopt these programs. The total compensation of our executives is generally comprised of approximately 40% equity-based awards issued under our long-term incentive plan, 20% annual cash bonus awards, and 40% base salary. The NEOs also participate in our retirement, health and welfare plans, but we set total target compensation values based upon these three main compensation elements.
The Compensation Committee considers the following principles in determining the total compensation of the named executive officers:

•Base salary, short-term incentives and long-term incentives should be competitive with the market in which we compete for executive talent in order to attract, retain, and motivate highly qualified executives;
•Equity-based awards under the long-term incentive plan should represent a significant portion of the executive’s total compensation in order to retain and incentivize highly qualified executives and to ensure all executives have a meaningful equity stake in the Company. Equity-based awards foster a culture of ownership and are a way to align the interests of executives with those of our stockholders;
•The compensation program should be sufficiently flexible to address special circumstances, including retention initiatives specifically targeted to retain highly qualified executives during challenging times; and
•The compensation program should drive performance and reward contributions in support of our business strategies and achievements.
Compensation Methodology
The Compensation Committee annually reviews our executive compensation program and each individual element of compensation. The review includes an analysis of the compensation practices of other companies in our industry, the competitive market for executive talent, the evolving demands of the business, specific challenges that we may face, and individual contributions to the Company. The Compensation Committee recommends to the Board adjustments to the compensation program and to each individual element as determined necessary to achieve our goals. The Compensation Committee retains an independent compensation consultant to assist in its review and to provide input regarding the compensation program and each individual element.
Role of Chief Executive Officer
The Board, upon recommendation of the Compensation Committee, determines the compensation payable to each of the named executive officers. None of the NEOs serves as a member of the Compensation Committee. The CEO makes recommendations regarding the compensation of his leadership team with the Compensation Committee, including specific recommendations for each element of compensation for each of the NEOs. The CEO does not make any recommendations regarding his personal compensation.
Role of Compensation Consultant
The Compensation Committee retained Dana Krieg as its independent compensation consultant to conduct a compensation review and advise the Compensation Committee on certain matters relating to compensation programs applicable to the named executive officers, other employees of the Company, and employees of Grey Rock who are eligible to receive equity-based compensation under our long-term incentive program. In particular, Ms. Krieg assisted the Compensation Committee’s decision making with respect to NEOs and director compensation matters, including providing advice on our executive pay philosophy, compensation peer group, incentive plan design and employment agreement design, providing competitive market studies, and informing the Compensation Committee about emerging best practices and changes in the regulatory and governance environment. Ms. Krieg provided information to the Compensation Committee regarding the compensation programs of the Company for 2025. Ms. Krieg’s work for the Compensation Committee did not raise any conflicts of interest in 2025.
Role of Peer Group
For 2025, the Compensation Committee and Ms. Krieg collaborated to identify the following companies as our peer companies: Black Stone Minerals LP, Crescent Energy Co, Diversified Energy Co PLC, Dorchester Minerals LP, Evolution Petroleum Corp., Kimbell Royalty Partners LP, Northern Oil & Gas Inc., Riley Exploration Permian Inc., Ring Energy Inc., SandRidge Energy Inc., Sitio Royalties Corp., Vital Energy Inc. (now Crescent Energy Co.), and Vitesse Energy Inc. (the “Peer Group”). We believe the Peer Group is representative of the industry in which we operate. The individual companies were chosen based on a number of factors, including each company’s relative revenue size/market capitalization, relative complexity of its business, similar organizational structure, competition for similar executive talent, and the roles and responsibilities of its named executive officers. The Compensation Committee considers the Peer Group companies annually and makes changes year over year as necessary, often due to market consolidation or as a result of a change in organizational structure or relative revenue size/market capitalization as compared to us.
When evaluating annual compensation levels for each named executive officer, the Compensation Committee, with the assistance of Ms. Krieg, reviews publicly available compensation data for executives in our Peer Group, including data on base salaries, annual bonuses, and long-term equity incentive awards. The Compensation Committee then uses that information to determine individual elements of compensation for the named executive officers in the context of their roles, levels of responsibility, accountability, and decision-making authority within our organization and in the context of company size relative to the other Peer Group members. In addition, Ms. Krieg has provided guidance on current industry trends and best practices to the Compensation Committee relating to all aspects of executive compensation.
While compensation surveys and Peer Group data are considered, the Compensation Committee does not attempt to set compensation elements to meet specific benchmarks. Accordingly, other subjective factors are also considered in setting compensation elements, including, but not limited to, (i) effort and accomplishment on a group and individual basis, (ii) challenges faced and challenges overcome, (iii) unique skills, (iv) contribution to the management team, (v) retention of our executive officers, and (vi) the perception of both the Board and the Compensation Committee of our performance relative to expectations and actual market/business conditions.
Elements of Compensation
For fiscal year 2025, the principal elements of compensation for the named executive officers were the following:
•base salary;
•annual bonus awards;
•long-term incentive plan equity awards;
•retirement and health benefits; and
•severance and change of control benefits.
The Compensation Committee reviews and makes recommendations regarding the mix of compensation, both among short and long-term compensation and cash and equity compensation, to establish structures that it believes are appropriate for each of the named executive officers. We believe that the mix of base salary, annual bonus awards, long-term incentive plan equity awards, retirement and health benefits, severance and change of control benefits and perquisites and other compensation align with our overall compensation objectives. We believe this mix of compensation provides opportunities to align and drive performance of our named executive officers in support of our strategic objectives and to attract, retain, and motivate highly qualified talent with the skills and competencies that we require.
Base Salary. The Compensation Committee recommends base salaries for the named executive officers based on the historical salaries for services rendered to us, Peer Group data, and performance and responsibilities of the named executive officers. The base salaries paid to our named executive officers for fiscal year 2025 (and payable for fiscal 2026) are as follows:

Name	2025 Salary		2026 Salary
Tyler S. Farquharson	$477,500	(1)	$550,000
Luke Brandenberg	$229,167	(2)	-
Kimberly A. Weimer	$295,833	(3)	$350,000
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(1)Represents a base salary of $450,000 that Mr. Farquharson received as Chief Financial Officer through June 11, 2025 and a base salary of $500,000 that Mr. Farquharson received as President and Chief Executive Officer from June 12, 2025 through the end of 2025.
(2)Represents a base salary of $500,000 that Mr. Brandenberg received as President and Chief Executive Officer through his departure on June 11, 2025.
(3)Reflects base salary amounts that Ms. Weimer received in her various roles during 2025.
Bonus Awards. The Compensation Committee determines annual bonus amounts for the named executive officers, subject to its discretion, based on the achievement of certain metrics established to measure success. The metrics employed by the Compensation Committee contemplate that bonuses may be earned based primarily upon the achievement of certain core goals (the “Primary Bonus Components”), which may change from year to year. Each year, performance under the Primary Bonus Components will be measured, as applicable, on an interpolated “threshold/target/maximum” basis. The Compensation Committee sets the Primary Bonus Components, the annual weightings, and the “threshold/target/maximum” standard that applies to the Primary Bonus Components. This standard is based on a number of considerations, including, but not limited to, reasonable market expectations, internal company forecasts, available growth opportunities, company performance, leading indicators, and industry standards.
The Compensation Committee also establishes the target bonus awards that may be earned and ultimately determines the final bonus amounts, if any, that are payable for the named executive officers. Initial bonus award amounts for consideration by the Compensation Committee for the named executive officers are established by multiplying (x) the relevant named executive officer’s target bonus award by (y) the relevant named executive officer’s base salary earnings (subject to certain adjustments to account for, among other things, mid-year changes in base salary or a mid-year hiring or termination) by (z) an achievement percentage for the relevant year.
The Compensation Committee believes that a portion of executive compensation for named executive officers must remain discretionary. Therefore, the Compensation Committee retains discretion with respect to target bonus awards and the final bonus amounts for named executive officers. In this regard, the Compensation Committee may reduce or increase the target bonus or the final bonus amounts for a particular named executive officer to reward or address extraordinary individual performance, challenges, and opportunities not reasonably foreseeable at the beginning of a performance period, internal equities, and external competition or opportunities.
The Compensation Committee determined the final amount of bonuses for each named executive officer for 2025 based on an assessment of whether such officer met the Primary Bonus Components as well as his or her performance objectives established at the beginning of the performance period. The Primary Bonus Components for 2025 included the Company’s production growth for 2025 as compared to 2024 (weighted at 50% of total bonus amount) and the ratio of the Company’s net debt to EBITDAX for 2025 (weighted at 50% of total bonus amount). The performance objectives for the named executive officers for 2025 included the quality of leadership within the named executive officer’s assigned area of responsibility, the achievement of technical and professional proficiencies by the named executive officer, the execution of identified priority objectives by the named executive officer, and the named executive officer’s contribution to, and enhancement of, the desired company culture. All named executive officers met or exceeded their minimum personal performance objectives for 2025. Accordingly, the Compensation Committee awarded bonuses to the named executive officers as follows:

Name	Target Bonus Percentage (as a % of Base Salary)		2025 Bonus (as a % of Base Salary)		2025 Bonus Amount(1)
Tyler S. Farquharson	60%	(2)	75.5%	(2)	$377,285
Luke Brandenberg	60%	(3)	-		-
Kimberly A. Weimer	35%	(4)	35.0%	(4)	$105,000
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(1)Represents bonus paid in 2026 for work performed in 2025.
(2)Represents a target of $300,000 and a base salary of $500,000, which the Compensation Committee approved for Mr. Farquharson in his role as President and Chief Executive Officer following his promotion in June 2025.
(3)Represents a target of $300,000 and a base salary of $500,000, which the Compensation Committee approved for Mr. Brandenberg in his role as President and Chief Executive Officer prior to his departure in June 2025.
(4)Represents a target of $105,000 and a base salary of $300,000, awarded to Ms. Weimer in her original role as Chief Accounting Officer at the beginning of 2025.
Long-Term Incentive Plan. Our named executive officers, employees, directors, and employees of Grey Rock are eligible to participate in the Company’s 2022 Omnibus Incentive Plan (the “Plan”). The Compensation Committee administers the Plan and determines which eligible individuals receive awards under the Plan, subject to the Board’s approval of awards to our named executive officers. The Compensation Committee believes that equity awards should comprise a significant portion of a named executive officer’s total compensation. A number of factors are considered when determining grants to each individual named executive officer including but not limited to: Peer Group data, the named executive officer’s individual performance, company performance, market conditions, retention, and other factors as determined by the Compensation Committee and/or the Board.
The Plan permits the grant of cash and equity-based awards, which may be awarded in the form of stock options (both incentive stock options and “non-qualified” stock options), stock appreciation rights (alone or in conjunction with other awards), restricted stock awards and restricted stock units (“RSUs”), performance stock awards, dividend equivalents, and other stock-based awards and is intended to align the performance of participants with long-term performance for the Company’s stockholders.

In 2025, the Compensation Committee approved the following grants to our named executive officers: (i) a restricted stock award pursuant to which Common Stock underlying the award vests ratably over three years (subject to the named executive officer’s continued employment on such date); (ii) a grant of nonqualified stock options, one-third of which vested on the grant date, one-third of which will vest on the first anniversary of the grant date, and the final one-third of which will vest on the second anniversary of the grant date (and subject, in each case, to the named executive officer’s continued employment on such vesting dates); and (iii) a performance stock award related to a performance period from March 2025 through December 2027 determined based on the Company achieving a return on capital employed metric and a total shareholder return metric during such performance period. Under the performance stock award, (A) the return on capital employed metric is based on the fiscal years 2025, 2026, and 2027, and threshold, target, and maximum performance are 9%, 14.5%, and 20%, respectively, with linear interpolation for performance between threshold and target or between target and maximum, and (B) the total shareholder return metric is based on the Company achieving a relative total shareholder return as compared to the Company’s peer group cumulatively for the fiscal years 2025, 2026, and 2027, and threshold, target, and maximum performance are 25th percentile of Peer Group total shareholder return for the performance period, 50th percentile of Peer Group total shareholder return for the performance period, and 75th percentile of Peer Group total shareholder return for the performance period, with linear interpolation for performance between threshold and target or between target and maximum. The Compensation Committee determined the threshold, target and maximum payout opportunities for these performance stock awards based on its review of Peer Group compensation information and subjective determinations specific to each executive’s role and responsibilities.
In addition, in connection with the promotion of Mr. Farquharson to President and Chief Executive Officer and the promotion of Ms. Weimer to Interim Chief Financial Officer and Chief Accounting Officer in June 2025, the Compensation Committee approved the following grant to each of these named executive officers: (i) a restricted stock award pursuant to which Common Stock underlying the award vests in full on the fifth anniversary of the grant date (subject to the named executive officer’s continued employment on such date); and (ii) a performance stock award with an expiration date of December 31, 2032 and with the Common Stock underlying such award determined as follows: (A) one-third of the performance stock award vests following the twentieth consecutive trading day on which the Company’s Common Stock closes at a price at or above $7.00 per share; (B) one-third of the performance stock award vests following the twentieth consecutive trading day on which the Company’s Common Stock closes at a price at or above $8.50 per share; and (C) one-third of the performance stock award vests following the twentieth consecutive trading day on which the Company’s Common Stock closes at a price at or above $10.00 per share. The performance-based stock granted by the Compensation Committee to these named executive officers in June 2025 will either become earned or forfeited. There is no threshold, target or maximum value associated with such shares.
In December 2025, Mr. Farquharson’s performance stock award, granted in March 2023 and related to a performance period from March 2023 through December 2025, vested. The common stock granted related to the performance stock award was determined based on the Company achieving a return on capital employed metric and a total shareholder return metric during such performance period. Under the performance stock award, (A) the return on capital employed metric was based on the years 2023, 2024, and 2025, and threshold, target, and maximum performance was 9%, 14.5%, and 20%, respectively, with linear interpolation for performance between threshold and target or between target and maximum, and (B) the total shareholder return metric was based on the Company achieving a relative total shareholder return as compared to the Company’s peer group cumulatively for the years 2023, 2024, and 2025, and threshold, target, and maximum performance were 25th percentile of peer group total shareholder return for the performance period, 50th percentile of peer group total shareholder return for the performance period, and 75th percentile of peer group total shareholder return for the performance period, with linear interpolation for performance between threshold and target or between target and maximum. The Compensation Committee determined the threshold, target and maximum payout opportunities for this performance stock award based on its review of peer group compensation information and subjective determinations specific to the executive’s role and responsibilities. Having evaluated the metrics underlying this performance stock award, the Compensation Committee granted Mr. Farquharson 21,515 shares of the Company’s common stock in March 2026 as payout for this performance stock award.
The Compensation Committee utilized a combination of stock options, performance-based equity awards, and time-based restricted stock for 2025 because it believes that each component serves a distinct and complementary purpose in reinforcing the Company’s strategic priorities in a commodity-driven business environment. The Compensation Committee granted time-based restricted stock in 2025 to promote executive retention and ensure continued alignment with stockholders through sustained equity ownership. These awards vest over a multi-year period based on continued service and provide a measure of stability within the overall compensation program, particularly in light of the inherent volatility in commodity prices. The Compensation Committee believes that restricted stock supports the retention of key talent critical to the execution of the Company’s long-term development plans, while also mitigating incentives for excessive risk-taking that could arise from an over-reliance on performance-based compensation.

The Compensation Committee granted stock options in 2025 to reinforce a strong alignment with stockholder value creation and to reward sustained stock price appreciation over time. Options provide value only to the extent that the Company’s share price increases above the grant price, thereby directly linking realizable compensation to stockholder returns. The Compensation Committee believes that stock options appropriately incentivize our named executive officers to focus on long-term value creation, including disciplined capital allocation, efficient development of the Company’s asset base, and execution of strategies that enhance per-share value. In addition, stock options complement the Company’s emphasis on variable returns to stockholders, as both are inherently tied to equity value creation.
The Compensation Committee granted performance stock awards in 2025, representing the largest component of the Company’s long-term incentive program, because it believes such awards align realized compensation with the achievement of key financial and operational objectives over a multi-year period. These awards are tied to metrics that reflect the Company’s core strategic priorities, return on capital and relative total shareholder return. The Compensation Committee believes these measures appropriately capture the drivers of long-term value in the Company’s business and reinforce a disciplined approach to growth and capital deployment. By emphasizing multi-year performance and relative outcomes, these awards further align executive pay with stockholder experience across commodity price cycles.
Severance and Change in Control Benefits. Employment and change in control agreements are common market practices for competing for executive-level talent within our Peer Group. We believe that providing severance and change in control protections for our named executive officers in certain circumstances can be an important component of a competitive and market-aligned executive compensation program. These protections help ensure that we can attract, retain, and appropriately motivate the talent necessary to execute our long-term strategy. These agreements also define roles, duties, compensation elements, termination provisions, and severance terms. The clarity they provide minimizes the risk of misunderstandings and reduces the likelihood of costly or disruptive disputes between the Company and our named executive officers.
We entered into employment agreements with both Luke Brandenberg and Tyler Farquharson during the 2022 year, both of which were still effective during the 2025 year, although Mr. Brandenberg’s agreement terminated in connection with his departure during the 2025 year. We updated Mr. Farquharson’s employment agreement in 2026 to reflect his new duties and responsibilities. We also entered into a change in control agreement with Ms. Weimer during the 2024 year, which was amended during the 2026 year. The potential severance and change in control benefits that can (or did, in the case of Mr. Brandenberg) become payable upon qualifying termination or change in control scenarios has been described in greater detail below within the section titled “Potential Payments Upon Termination or Change in Control.”
Retirement and Health Benefits. The named executive officers also participate in all medical, dental, and all other plans as are offered by the Company to their executive personnel, including a tax-qualified 401(k) retirement plan that provides eligible employees with an opportunity to save for retirement on a tax deferred basis. In 2025, the Company matched 100% of every dollar contributed for contributions up to a maximum contribution amount of $6,000 made by eligible participants.
Perquisites. We generally do not pay for perquisites for any of the named executive officers.
Clawback Policy
As required pursuant to the listing standards of the New York Stock Exchange, Section 10D of the Exchange Act and Rule 10D-1 under the Exchange Act, the Company adopted the Clawback Policy, effective as of November 8, 2023. Pursuant to the Clawback Policy, the Company will recover reasonably promptly from each Covered Officer (as defined in the Clawback Policy, and which includes the NEOs) the Covered Compensation (defined below) by such Covered Officer in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The Clawback Policy defines “Covered Compensation” as the amount of Incentive-Based Compensation that exceeds the amount of Incentive-Based Compensation that otherwise would have been received had it been determined based on the relevant restated amounts in the accounting restatement and computed without regard to any taxes paid. The Clawback Policy defines “Incentive-Based Compensation” as any compensation that is granted, earned or vested based wholly or in part upon the attainment of a Financial Reporting Measure (as defined in the Clawback Policy). Incentive-Based Compensation received by a Covered Officer will only qualify as Covered Compensation if: (i) it is received on or after October 2, 2023; (ii) it is received after such Covered Officer begins service as a Covered Officer; (iii) such Covered Officer served as a Covered Officer at any time during the performance period for such incentive-based compensation; and

(iv) it is received while the Company has a class of securities listed on a national securities exchange or a national securities association.
Anti-Hedging Policy
Pursuant to the Company’s insider trading policy, the Company prohibits hedging of its securities by directors, officers, or employees.
Risk Assessment
We do not believe that our compensation program encourages excessive or unnecessary risk taking. We have designed our compensation programs to encourage our NEOs and other employees to focus on both short-term and long-term strategic goals, and with a significant portion of our compensation program granted in the form of equity-based compensation, we believe that we have created a culture of ownership and a material alignment of the interests of our employees and our stockholders. Accordingly, the Compensation Committee and the Board believes that the Company’s compensation arrangements are appropriately structured to incentivize our employees without encouraging excessive or inappropriate risk-taking.
2025 Summary Compensation Table
The following table summarizes the compensation paid to our named executive officers for the fiscal years ended December 31, 2023, December 31, 2024, and December 31, 2025.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)		Option Awards ($)		All Other Comp. (1) ($)	Total ($)
Tyler S. Farquharson(2)	2025	$477,500	(3)	$377,285	(4)	$4,039,739	(5)	$55,846	(6)	$6,000	$4,956,370
President and Chief Executive Officer	2024	$450,000		$263,560	(7)	$346,646		$77,625		$6,000	$1,143,831
	2023	$385,000		$173,250		$305,819		$161,710		$6,000	$1,031,779
Luke C. Brandenberg(8)	2025	$229,167	(9)	$—		$456,114	(10)	$77,565	(11)	$1,738,110	$2,500,956
President and Chief Executive Officer	2024	$500,000		$366,055	(7)	$481,438		$107,813		$6,000	$1,461,306
	2023	$400,000		$300,000		$355,824		$161,710		$6,000	$1,223,534
Kimberly A. Weimer(12)	2025	$295,833		$105,000	(4)	$1,032,835	(13)	$—		$6,000	$1,439,668
Interim Chief Financial Officer, Chief Accounting Officer
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(1)The amounts shown for Mr. Farquharson and Ms. Weimer represent matching contributions to the Company’s 401(k) plan. The amount shown for Mr. Brandenberg represents matching contributions to the Company’s 401(k) plan and $1,732,110 of severance paid in connection with his departure from the Company on June 11, 2025.
(2)On June 12, 2025, Mr. Farquharson was promoted from Chief Financial Officer to President and Chief Executive Officer. Mr. Farquharson served as the Chief Financial Officer in 2023, 2024, and in 2025 prior to his promotion.
(3)Represents an annualized base salary of $450,000 that Mr. Farquharson received as Chief Financial Officer through June 11, 2025 and an annualized base salary of $500,000 that Mr. Farquharson received as President and Chief Executive Officer from June 12, 2025 through the end of 2025.
(4)The amount shown represents a bonus earned in 2025 and paid in 2026.
(5)The amount shown represents the aggregate grant date fair value of: (i) a grant of 16,043 shares of restricted stock that vests in three equal annual tranches beginning on March 5, 2026, (ii) a grant of a maximum of 64,172 shares of performance-based restricted stock units (with a target of 32,086 shares of performance-based restricted stock units) based on a performance period ending on December 31, 2027 that vests on the last day of the performance period, (iii) a grant of 171,821 shares of restricted stock that vests in full on June 12, 2030, and (iv) a grant of 515,464 shares of performance-based restricted stock units, each representing a contingent right to receive one share of the Company’s Common Stock granted on June 12, 2025 under the Plan, which vest as follows: (a) 171,821 units are eligible to vest following the 20th consecutive trading day on which the Company’s Common Stock closes at a price at or above $7.00 per share; (b) 171,821 units are eligible to vest following the 20th consecutive trading day on which the Company’s Common Stock closes at a price at or above $8.50 per share; and (c) 171,822 units are eligible to vest following the 20th consecutive trading day on which the Company’s Common Stock closes at a price at or above $10.00 per share, in each case with an expiration date of December 31, 2032. The performance-based shares pursuant to the June 12, 2025 award will either become earned or forfeited. There is no threshold, target, or maximum value associated with such shares. Grant date fair values were all calculated in accordance with FASB ASC Topic 718, and all amounts shown exclude the effect of estimated forfeitures related to service-based vesting conditions. The maximum value that could be recognized in accordance with FASB ASC Topic 718 for the restricted stock and performance-based restricted stock units that contain threshold, target, and maximum values if the maximum shares are earned for the performance-based restricted stock is $1,421,759. The maximum value that could be received by the executive in connection with the performance-based restricted stock units granted on June 12, 2025 if all stock price targets are met is $4,381,446. The grant date fair value of the shares of restricted stock was calculated based on the market-quoted closing price of the Company’s Common Stock on the date of the awards, and the grant date fair value of the performance-based restricted stock units was calculated by the Monte Carlo simulation method. Additional details regarding the awards reflected within this row are included in Note 13 to the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.
(6)The amount shown represents a grant of 46,154 nonqualified stock options with a term expiration of March 31, 2035 and an exercise price per share of $5.61 that vests in three equal annual installments, which began on March 5, 2025. Grant date fair value was calculated in accordance with FASB ASC Topic 718, and all amounts shown exclude the effect of estimated forfeitures related to service-based vesting conditions. Grant date fair value was estimated using the Black-Scholes pricing model. Additional details regarding the awards reflected within this row are included in Note 13 to the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.
(7)The amount shown represents a bonus earned in 2024 and paid in 2025.
(8)On June 11, 2025, Mr. Brandenberg departed from his position as President and Chief Executive Officer.
(9)Represents an annualized base salary of $500,000 that Mr. Brandenberg received as President and Chief Executive Officer through June 11, 2025.
(10)The amount shown represents the aggregate grant date fair value of: (i) a grant of 22,282 shares of restricted stock that would have vested in three equal annual tranches beginning on March 5, 2026 and (ii) a grant of a maximum of 89,126 shares of performance-based restricted stock units (with a target of 44,564 shares of performance-based restricted stock units) based on a performance period ending on December 31, 2027 that would have vested on the last day of the performance period. Grant date fair values were all calculated in accordance with FASB ASC Topic 718, and all amounts shown exclude the effect of estimated forfeitures related to service-based vesting conditions. The maximum value that could have been recognized in accordance with FASB ASC Topic 718 for the restricted stock and performance-based restricted stock units if the maximum shares were earned for the performance-based restricted stock units was $552,370. The grant date fair value of the shares of restricted stock was calculated based on the market-quoted closing price of the Company’s Common Stock on the date of the awards, and the grant date fair value of the performance-based restricted stock units was calculated by the Monte Carlo simulation method. Additional details regarding the awards reflected within this row are included in Note 13 to the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.
(11)The amount shown represents a grant of 64,103 nonqualified stock options with a term expiration of March 31, 2035 and an exercise price per share of $5.61 that vest in three equal annual installments, which began on March 5, 2025 and would have vested in 2026 and 2027 absent Mr. Brandenberg’s June 2025 departure. Grant date fair value was calculated in accordance with FASB ASC Topic 718, and all amounts shown exclude the effect of estimated forfeitures related to service-based vesting conditions. Grant date fair value was estimated using the Black-Scholes pricing model. Additional details regarding the awards reflected within this row are included in Note 13 to the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.
(12)On June 12, 2025, Ms. Weimer was promoted to Interim Chief Financial Officer and Chief Accounting Officer and served in this role through the end of 2025. Ms. Weimer was not a named executive officer until the 2025 year; therefore, she does not have compensation to report for the 2023 and 2024 years.
(13)The amount shown represents the aggregate grant date fair value of: (i) a grant of 18,717 shares of restricted stock that vests in three equal annual tranches beginning on March 5, 2026, (ii) a grant of 42,955 shares of restricted stock that vests in full on June 12, 2030, and (iii) a grant of 128,866 shares of performance-based restricted stock units, each representing a contingent right to receive one share of the Company’s Common Stock granted on June 12, 2025 under the Plan, which vest as follows: (a) 42,955 units are eligible to vest following the 20th consecutive trading day on which the Company’s Common Stock closes at a price at or above $7.00 per share; (b) 42,955 units are eligible to vest following the 20th consecutive trading day on which the Company’s Common Stock closes at a price at or above $8.50 per share; and (c) 42,956 units are eligible to vest following the 20th consecutive trading day on which the Company’s Common Stock closes at a price at or above $10.00 per share, in each case with an expiration date of December 31, 2032. The performance-based stock units pursuant to the June 12, 2025 award will either become earned or forfeited. There is no threshold, target or maximum value associated with such shares. Grant date fair values were all calculated in accordance with FASB ASC Topic 718, and all amounts shown exclude the effect of estimated forfeitures related to service-based vesting conditions. The maximum value that could be recognized in accordance with FASB ASC Topic 718 for the restricted stock is $361,014. The maximum value that could be received by the executive in connection with the performance-based restricted stock units granted on June 12, 2025 if all stock price targets are met is $1,095,363. The grant date fair value of the shares of restricted stock was calculated based on the market-quoted closing price of the Company’s Common Stock on the date of the awards, and the grant date fair value of the performance-based restricted stock units was calculated by the Monte Carlo simulation method. Additional details regarding the awards reflected within this row are included in Note 13 to the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.

2025 Grants of Plan-Based Awards Table
The following table describes the awards made to our NEOs under the Company’s 2022 Omnibus Incentive Plan in 2025, including performance-based and time-based restricted stock awards and nonqualified stock options.

		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards:	All Other Option Awards:
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units (#)	Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Tyler S. Farquharson
Restricted Stock	03/05/25	—	—	—	16,043	—	—	$90,001
Restricted Stock	06/12/25	—	—	—	171,821	—	—	$1,024,053
Performance-Based Restricted Stock Units	03/05/25	16,042	32,086	64,172	—	—	—	$307,705
Performance-Based Restricted Stock Units	06/12/25	—	—	—	—	—	—	$2,687,285
Nonqualified Stock Options	03/05/25	—	—	—	—	46,154	$5.61	$55,846
Luke C. Brandenberg
Restricted Stock	03/05/25	—	—	—	22,282	—	—	$125,002
Performance-Based Restricted Stock Units	03/05/25	22,282	46,564	89,126	—	—	—	$427,369
Nonqualified Stock Options	03/05/25	—	—	—	—	64,103	$5.61	$77,565
Kimberly A. Weimer
Restricted Stock	03/05/25	—	—	—	18,717	—	—	$105,002
Restricted Stock	06/12/25	—	—	—	42,955	—	—	$256,012
Performance-Based Restricted Stock Units	06/12/25	—	—	—	—	—	—	$671,821
(1)The amounts shown in this column represent the grant date fair value of the restricted stock, performance-based restricted stock units, and nonqualified stock option awards. Grant date fair values were all calculated in accordance with FASB ASC Topic 718, and all amounts shown in this column exclude the effect of estimated forfeitures related to service-based vesting conditions. The grant date fair value of the shares of restricted stock were calculated based on the market-quoted closing price of the Company’s common stock on the date of the awards, the grant date fair value of the performance-based restricted stock units was calculated by the Monte Carlo simulation method, and the grant date fair value for the nonqualified stock options was calculated using the Black-Scholes pricing model.
Narrative Disclosures Following the Summary Compensation Table and Grants of Plan-Based Awards Table
On October 24, 2022, Granite Ridge entered into an employment agreement with Tyler Farquharson, which was subsequently amended on March 4, 2026, pursuant to which Mr. Farquharson served as the Company’s Chief Financial Officer until his promotion to President and Chief Executive Officer in June 2025. Mr. Farquharson’s employment agreement had an initial three-year term, following which the agreement is automatically extended for additional one-year terms, unless either of Granite Ridge on the one hand, or Mr. Farquharson on the other hand, give at least 90 days’ prior notice of non-extension.
Under the terms of his employment agreement, Mr. Farquharson was entitled to the following in 2025:
•An annual base salary of $385,000, subject to increase (but not decrease) as determined by the Board, and which was increased by the Board to $550,000 for 2026;
•A target bonus equal to 30% of the executive’s current base salary, based on satisfaction of performance criteria to be established by the Board, and which was increased by the Compensation Committee to 90% of the executive’s current base salary for 2026;
•An annual long-term incentive award pursuant to the Plan and applicable award agreement, and the terms and conditions thereof, determined by the Board, in its discretion;
•An expense reimbursement for all reasonable business and travel expenses paid or incurred by the executive while performing his duties, responsibilities and authorities under the agreement and promoting the Company’s business and activities during the executive’s term; and

•Participation in all medical, dental, hospitalization, accidental death and dismemberment, disability, travel and life insurance plans and all other plans maintained by the Company or Grey Rock for the benefit of the Company’s executive personnel, including savings, pension, profit-sharing and deferred compensation plans, subject to the general eligibility and participation provisions set forth in such plan.
Outstanding Equity Awards at Fiscal Year-End for 2025
The following table and the footnotes thereto describe the equity-based awards held by our NEOs that were outstanding as of December 31, 2025.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Tyler S. Farquharson
Restricted Stock(1)	—	—	—	—	202,193	$950,307	—	—
Performance-Based Restricted Stock Units(2)	—	—	—	—	—	—	639,042	$580,817
Stock Options(3)	160,000	—	$9.22	3/31/33	—	—	—	—
Stock Options(4)	36,054	—	$5.02	3/31/33	—	—	—	—
Stock Options(5)	37,500	18,750	$6.06	3/31/34	—	—	—	—
Stock Options(6)	15,385	30,769	$5.61	3/31/35	—	—	—	—
Luke C. Brandenberg(7)
Restricted Stock	—	—	—	—	—	—	—	—
Performance-Based Restricted Stock Units	—	—	—	—	—	—	—	—
Stock Options	—	—	—	—	—	—	—	—
Kimberly A. Weimer
Restricted Stock(8)	—	—	—	—	70,748	$332,516	—	—
Performance-Based Restricted Stock Units(9)	—	—	—	—	—	—	128,866	$—
Stock Options	—	—	—	—	—	—	—	—
(1)Represents: (i) the original grant of 13,287 shares of restricted stock granted on March 21, 2023, 4,429 shares of which were still outstanding as of December 31, 2025 but vested March 21, 2026; (ii) the original grant of 14,851 shares of restricted stock granted on March 6, 2024, 4,950 shares of which were outstanding as of December 31, 2025 but vested on March 6, 2026, and 4,950 shares of which will vest on March 6, 2027, subject to the NEO’s continued employment by the Company on the vesting date; (iii) 16,043 shares of restricted stock granted on March 5, 2025, 5,348 shares of which vested on March 5, 2026, 5,348, shares of which will vest on March 5, 2027, and 5,347 shares of which will vest on March 5, 2028; and (iv) 171,821 shares of restricted stock granted on June 12, 2025, all of which will vest on June 12, 2030. The market value of the shares of restricted stock was calculated by multiplying the number of shares shown by $4.70, the closing price of Granite Ridge’s common stock on December 31, 2025, the last trading day of the year. Because the numbers in this Outstanding Equity Awards at Fiscal-Year End for 2025 Table reflect outstanding equity-based awards as of December 31, 2025, the tranches of restricted stock that vested in 2026 as set forth above are reflected in this table.
(2)Represents: (i) 59,406 performance-based restricted stock units, with a performance period running from March 6, 2024 to December 31, 2026; (ii) 64,172 performance-based restricted stock units, with a performance period running from March 5, 2025 to December 31, 2027; and (iii) 515,464 performance-based restricted stock units granted on June 12, 2025 under the Plan, each representing a contingent right to receive one share of the Company’s Common Stock, which vest as follows: (a) 171,821 units are eligible to vest following the 20th consecutive trading day on which the Company's Common Stock closes at a price at or above $7.00 per share; (b) 171,821 units are eligible to vest following the 20th consecutive trading day on which the Company's Common Stock closes at a price at or above $8.50 per share; and (c) 171,822 units are eligible to vest following the 20th consecutive trading day on which the Company's Common Stock closes at a price at or above $10.00 per share, in each case with an expiration date of December 31, 2032. The performance-based restricted stock units pursuant to the June 12, 2025 award will either become earned or forfeited. There is no threshold, target or maximum value associated with such shares. As none of the thresholds were met as of December 31, 2025, there is no value for these performance-based restricted stock units as of December 31, 2025. For the 123,578 performance-based restricted stock units that do have threshold, target and maximum values, because the relevant performance metrics of such units were trending between target and maximum performance as of December 31, 2025, the number of shares reflects the number of shares that would be earned at maximum performance. The market value of these shares of performance-based restricted stock units was calculated by multiplying the number of shares by $4.70, the closing price of Granite Ridge’s common stock on December 31, 2025, the last trading day of the year.
(3)Represents 160,000 nonqualified stock options granted on March 21, 2023. One third of the options vested on March 21, 2023, one third vested on March 21, 2024, and one third vested on March 21, 2025.
(4)Represents 36,054 nonqualified stock options granted on March 21, 2023. One third of the options vested on March 21, 2023, one third vested on March 21, 2024 and one third vested on March 21, 2025.
(5)Represents 56,250 nonqualified stock options granted on March 6, 2024. One third of the options vested on March 6, 2024, one third of the options vested on March 6, 2025, and the remaining options vested on March 6, 2026. Because the numbers in this Outstanding Equity Awards at Fiscal-Year End for 2025 Table reflect outstanding equity-based awards as of December 31, 2025, the tranche of options that vested on March 6, 2026 are reflected as unexercisable in this table.
(6)Represents 46,154 nonqualified stock options granted on March 5, 2025. One third of the options vested on March 5, 2025, one third of the options vested on March 5, 2026, and the remaining options will vest on March 5, 2027. Because the numbers in this Outstanding Equity Awards at Fiscal-Year End for 2025 Table reflect outstanding equity-based awards as of December 31, 2025, the tranche of options that vested on March 5, 2026 are reflected as unexercisable in this table.
(7)Mr. Brandenberg departed the Company in June 2025 and as a result does not have any awards outstanding as of December 31, 2025.
(8)Represents: (i) the original grant of 13,614 shares of restricted stock granted on March 6, 2024, 4,538 shares of which were outstanding at December 31, 2025 but vested on March 6, 2026, and 4,538 shares of which will vest on March 6, 2027, subject to the NEO’s continued employment by the Company on the vesting date; (ii) 18,717 shares of restricted stock granted on March 5, 2025, 6,239 shares of which vested on March 5, 2026, 6,239 shares of which will vest on March 5, 2027, and 6,239 shares of which will vest on March 5, 2028; and (iii) 42,955 shares of restricted stock granted on June 12, 2025, all of which will vest on June 12, 2030. The market value of the shares of restricted stock was calculated by multiplying the number of shares shown by $4.70, the closing price of Granite Ridge’s common stock on December 31, 2025, the last trading day of the year. Because the numbers in this Outstanding Equity Awards at Fiscal-Year End for 2025 Table reflect outstanding equity-based awards as of December 31, 2025, the tranches of restricted stock that vested in 2026 as set forth above are reflected in this table.
(9)Represents 128,866 performance-based restricted stock units granted on June 12, 2025 under the Plan, each representing a contingent right to receive one share of the Company’s Common Stock, which vest as follows: (a) 42,955 units are eligible to vest following the 20th consecutive trading day on which the Company's Common Stock closes at a price at or above $7.00 per share; (b) 42,955 units are eligible to vest following the 20th consecutive trading day on which the Company's Common Stock closes at a price at or above $8.50 per share; and (c) 42,956 units are eligible to vest following the 20th consecutive trading day on which the Company's Common Stock closes at a price at or above $10.00 per share, in each case with an expiration date of December 31, 2032. The performance-based restricted stock units pursuant to the June 12, 2025 award will either become earned or forfeited. There is no threshold, target or maximum value associated with such shares. As none of the thresholds were met as of December 31, 2025, there is no value as of December 31, 2025.
2025 Option Exercises and Stock Vested Table
The following table and the footnotes thereto describe the exercise of stock options and vesting of restricted stock for our NEOs during 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
Tyler S. Farquharson	—	$—	30,895	(2)	$165,845
Luke C. Brandenberg	—	$—	11,305	(3)	$62,859
Kimberly A. Weimer	—	$—	4,538	(4)	$24,006
(1)The amounts reported in this column are equal to the number of shares of restricted stock earned multiplied by the closing price of our common stock on the applicable vesting date, or, if the date on which such shares vested was not a trading day, the last trading day immediately prior to such date. The value is calculated before payment of any applicable withholding or other income taxes.

(2)The number of shares reflects 4,429 shares of restricted stock granted on March 21, 2023, which vested on March 21, 2025, 4,951 shares of restricted stock granted on March 6, 2024, which vested on March 6, 2025, and 21,515 shares of common stock received in 2026 following the vesting on December 31, 2025 of Mr. Farquharson’s performance stock units awarded in 2023.
(3)The number of shares reflects 4,429 shares of restricted stock granted on March 21, 2023, which vested on March 21, 2025, and 6,876 shares of restricted stock granted on March 6, 2024, which vested on March 6, 2025 prior to Mr. Brandenberg’s departure in June 2025.
(4)The number of shares reflects 4,538 shares of restricted stock granted on March 6, 2024, which vested on March 6, 2025.
2025 Pension Benefits Table
We do not provide any pension benefits to any of our NEOs.
2025 Nonqualified Deferred Compensation Table
We do not provide any nonqualified deferred compensation plan benefits to any of our NEOs.
Potential Payments Upon Termination or Change in Control
Employment Agreements
On October 24, 2022, Granite Ridge entered into an employment agreement with Luke C. Brandenberg, pursuant to which Mr. Brandenberg served as the Company’s President and Chief Executive Officer through his departure in June 2025. Upon his departure, in accordance with the terms of his employment agreement, Mr. Brandenberg received a total of $1,732,110, representing a severance amount equal to two (2) times the sum of (a) Mr. Brandenberg’s annual base salary in effect for 2025 and (b) Mr. Brandenberg’s bonus received for the year ended December 31, 2024. In addition, Mr. Brandenberg received a total of $13,431 in 2025, representing reimbursement of his election to continue coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for himself and his eligible dependents at the Company’s group health insurance plan rates.
On October 24, 2022, Granite Ridge entered into an employment agreement with Tyler S. Farquharson, which was subsequently amended on March 4, 2026, pursuant to which Mr. Farquharson served as the Company’s Chief Financial Officer until his promotion to President and Chief Executive Officer in June 2025.
Mr. Farquharson’s employment agreement will terminate upon the earliest to occur of: (i) the executive’s death; (ii) a termination by Granite Ridge by reason of the executive’s disability; (iii) a termination by Granite Ridge with or without cause; or (iv) a termination by executive with or without good reason.
Mr. Farquharson’s employment agreement provides for certain payments and benefits upon termination of his employment. The material terms of these arrangements are described below:
•Termination for cause or without good reason. In connection with a termination of employment by the Company for cause or by Mr. Farquharson without good reason, Mr. Farquharson will be entitled to payment of all accrued and unpaid base salary through the termination date, all approved but unreimbursed documented business expenses and other amounts payable under the agreement incurred through the termination date and payment and/or provision of all vested benefits to which Mr. Farquharson may be entitled through the termination date under applicable benefit or incentive compensation plans, policies or programs (“Accrued Obligations”).
•Termination in connection with death or disability. In addition to any Accrued Obligations, in connection with any termination by the Company in connection with Mr. Farquharson’s death or disability, Mr. Farquharson will be entitled to an amount equal to the annual bonus he received for the prior fiscal year.
•Termination without cause or for good reason. In addition to any Accrued Obligations, in connection with any termination by the Company without cause or by Mr. Farquharson for good reason, Mr. Farquharson will also be entitled to (i) a lump sum payment equal to two (2) times the sum of (a) his annual base salary currently in effect as of the termination date and (b) his bonus for the fiscal year preceding the period in which termination occurs, and (ii) continued coverage pursuant to the COBRA, for himself and his eligible dependents at the Company’s group health insurance plan rates during the 18-month period following the termination date.

If Mr. Farquharson’s employment is terminated by the Company without cause or by Mr. Farquharson for good reason on or during the 6-month period immediately following a change in control, then in lieu of the severance amount described above, Mr. Farquharson will be entitled to: (i) a lump sum payment equal to three (3) times the sum of (a) his annual base salary currently in effect as of the termination date and (b) his bonus for the fiscal year preceding the period in which the termination date occurs, less applicable withholdings and deductions, (ii) vesting, at the time of such termination, in any time-based long-term awards that previously were granted to Mr. Farquharson but which had not yet vested, and (iii) continued coverage pursuant to COBRA for himself and his eligible dependents at the Company’s group health insurance plan rates during the 18-month period following the termination date.
The payments described above are subject to Mr. Farquharson’s delivery to the Company of an executed release of claims in a form reasonably acceptable to the Company. Upon termination of Mr. Farquharson’s employment, he will continue to be subject to the non-competition and non-solicitation covenants for twelve months, as well as his non-disparagement covenants.
If any of the payments or benefits received or to be received by Mr. Farquharson constitute “parachute payments” within the meaning of Section 280G of the Code and would be subject to excise tax, then such payments will be reduced in a manner determined by the Company (by the minimum amounts possible) that is consistent with Section 409A of the Code until no amount payable by the executive will be subject to excise tax.
Change in Control Agreement
We entered into a change in control agreement with Ms. Weimer in 2024. Under the terms of Ms. Weimer’s change of control termination agreement, if her employment is terminated by the Company without cause or by Ms. Weimer for good reason on or during the six-month period immediately following a change in control, then she will be entitled to: (i) a lump sum payment equal to three (3) times the sum of (a) her annual base salary currently in effect as of the termination date and (b) her bonus for the fiscal year preceding the period in which the termination date occurs, less applicable withholdings and deductions, (ii) vesting, at the time of such termination, in any time-based long-term awards that previously were granted to Ms. Weimer but which had not yet vested, and (iii) continued coverage pursuant to COBRA for herself and her eligible dependents at the Company’s group health insurance plan rates during the 18-month period following the termination date.
The payments described above are subject to Ms. Weimer’s delivery to the Company of an executed release of claims in a form reasonably acceptable to the Company. Upon termination of her employment, she will continue to be subject to the non-competition and non-solicitation covenants for 12 months, as well as their non-disparagement covenants.
If any of the payments or benefits received or to be received by the executive constitute “parachute payments” within the meaning of Section 280G of the Code and would be subject to excise tax, then such payments will be reduced in a manner determined by the Company (by the minimum amounts possible) that is consistent with Section 409A until no amount payable by the executive will be subject to excise tax.
For purposes of both Mr. Farquharson’s employment agreement and Ms. Weimer’s change of control termination agreement, the following definitions apply:
“Cause” means any act or omission of the executive that constitutes any: (i) material breach of the agreement, (ii) the executive’s failure or refusal to perform the executive’s duties, responsibilities and authorities under the agreement, including, but not limited to, the failure or refusal to follow any lawful directive of the Board or the President and Chief Executive Officer, as applicable, (iii) material violation of any written employment policy or rule of the Company or its related entities, which results, or is likely to result in, any material reputational, financial, or other harm to the Company or its related entities, (iv) misappropriation of any funds, property, or business opportunity of the Company or its related entities, (v) illegal use or distribution of drugs or any abuse of alcohol in any manner that adversely affects the executive’s performance, (vi) fraud upon the Company or its related entities, or bad faith, dishonest, or disloyal acts or omissions toward the Company or its related entities, (vii) commission, indictment, or conviction of any felony or any misdemeanor involving moral turpitude or (viii) other acts or omissions contrary to the best interests of the Company or its related entities which has caused, or is likely to cause, material harm to them. If the Board or the Company, as applicable, determines in its sole discretion that a cure is possible and appropriate, the Company shall give such executive written notice of the acts or omissions constituting Cause and no termination of the agreement shall be for Cause unless and until such executive fails to cure such acts or omissions within 30 days following receipt of such written notice.
“Change in Control” generally means the occurrence of any of the following events: (i) any one person or more than one person acting as a group acquires beneficial ownership of more than fifty percent (50%) of either the outstanding shares of the Company’s common stock or voting power of the Company’s outstanding voting stock, (ii) during any period of two consecutive years, individuals who constitute the Board at the beginning of such period cease to constitute at least a majority of the Board, or (iii) the Company undergoes a liquidation or dissolution or a sale of all or substantially all of our assets.
“Disability” generally means: (i) the executive receives disability benefits under the Company’s applicable long-term disability plan; or (ii) the Company, upon the written report of a qualified physician designated by the Company or its insurer, has determined that the executive has become physically or mentally incapable of performing his essential job functions with or without reasonable accommodation as required by law. Disability is referred to in Mr. Farquharson’s employment agreement as an “Inability to Perform.”
“Good Reason” shall exist in the event any of the following actions are taken without the executive’s consent: (i) a material diminution in the executive’s annual base salary, duties, responsibilities, or authorities; (ii) a requirement that the executive report to an officer or employee other than the Board or the President and Chief Executive Officer, as applicable; (iii) a material relocation of the executive’s primary work location more than 50 miles away from the Company’s corporate headquarters; or (iv) any other action or inaction by the Company that constitutes a material breach of its obligations under the agreement. However, “Good Reason” will only exist if the executive gives Granite Ridge notice within 90 days after the first occurrence of any of the foregoing events and Granite Ridge fails to correct the matter within 30 days following receipt of such notice.
Plan Awards
The named executive officers are entitled to certain additional benefits as outlined in their respective award agreements granted pursuant to the Plan, as described below.
•Termination in connection with death or disability. Upon the death or disability of a named executive officer, all outstanding unvested restricted stock awards will become fully vested and all outstanding performance-based restricted stock units will fully vest based on target performance.
•Termination in connection with a change in control. If a named executive officer is terminated by the Company without cause on or during the twelve-month period immediately following a change in control, then all outstanding unvested restricted stock awards will become fully vested and all outstanding performance-based restricted stock units will fully vest based on the greater of (i) target performance and (ii) actual performance as of the last day of the applicable performance period.
For purposes of awards granted under the Plan, the following definitions apply:
“Cause” means any act or omission that constitutes “Cause” as defined in the executive’s employment agreement, offer letter, or any other written arrangement with the Company. If no such definition exists, “Cause” means any of the following: (i) the executive is convicted of, or pleads guilty or no contest to, a felony or crime involving moral turpitude; (ii) the executive willfully and persistently fails to perform his or her duties and responsibilities to the Company in any material respect (unless the failure is due to a physical or mental health condition, regardless of whether that condition qualifies as a disability); (iii) the executive willfully engages in conduct that causes material harm to the Company, whether financial or otherwise; or (iv) the executive breaches any written confidentiality, non-competition, or non-solicitation agreement with the Company.
“Change in Control” generally has the same definition ascribed to such term in Mr. Farquharson’s employment agreement and Ms. Weimer’s change of control termination agreement.
“Disability” means a physical or mental health condition that qualifies the executive for benefits under the Company’s long-term disability plan. If the Company does not have such a plan, it means a condition that would qualify the executive for disability benefits under the federal Social Security system.
Except as described above, we have not entered into any employment, severance, change in control or similar agreements with any of our named executive officers, nor are we otherwise currently responsible for any payment upon the termination of any of our named executive officers. The foregoing description of Mr. Farquharson’s employment agreement, Ms. Weimer’s change of control termination agreement and the description of the relevant terms of the applicable award agreements does not purport to be a complete description of all the provisions of such agreements and is qualified in its entirety by the full text of the agreements, which are filed as exhibits to our Annual Report.

The following table shows the compensation and other benefits that could have become payable to the named executive officers in the event of their termination of employment, including, but not limited to, in connection with a change in control, assuming his or her employment terminated on December 31, 2025. Due to Mr. Brandenberg’s departure earlier in the year, he is not reflected in the table below.

Name	Change in Control (successor assumes awards) ($)	Change in Control (successor does not assume awards) ($)	Payment Upon Termination Without Cause or For Good Reason ($)	Payment Upon Termination Without Cause or For Good Reason During the Change of Control Period(1) ($)	Payment Upon Termination Due to Death or Disability ($)
Tyler S. Farquharson
Cash Payments	—	—	1,527,120	2,290,680	263,560
Restricted Stock(2)	—	950,307	—	950,307	950,307
Performance Stock Units(2)	—	2,775,538	—	2,775,538	2,775,538
Continued Medical Coverage(3)	—	—	13,969	—	—
Total	—	3,725,845	1,541,089	6,016,525	3,989,405
Kimberly A. Weimer
Cash Payments	—	—	—	1,147,500	—
Restricted Stock(2)	—	332,516	—	332,516	332,516
Performance Stock Units(2)	—	605,670	—	605,670	605,670
Continued Medical Coverage	—	—	—	—	—
Total	—	938,186	—	2,085,686	938,186
(1)Represents the payments each named executive officer is eligible to receive upon a termination by the Company without cause or by the executive for good reason within the six-month period following a change of control. Accelerated vesting of each named executive officer’s outstanding equity awards is available upon a termination by the Company without cause within the six-month period following a change of control.
(2)Represents the number of shares of restricted stock and performance-based restricted stock units held by each of our named executive officers that would accelerate under the applicable termination or change in control scenario, multiplied by $4.70, the closing price of our common stock on December 31, 2025 (the last trading day of 2025).
(3)Represents the cost of continued health coverage for the executive and the executive’s eligible dependents for the entire applicable benefit period, based on a COBRA premium amount of $876.01 per month, less the premium borne by the executive officer. Under the terms of the executive’s employment agreement, these payments may end earlier than the full period provided for if the executive officer secures new employment.

On March 4, 2026, the Company entered into the first amendment to Mr. Farquharson’s employment agreement (the “Farquharson Amendment”). The Farquharson Amendment (i) extends the change in control protection period from six months to twelve months following a change in control, (ii) provides for accelerated vesting of all outstanding awards under the Plan upon a qualifying termination in connection with a change in control, and (iii) entitles Mr. Farquharson to the same severance benefits upon the Company’s nonrenewal of the employment agreement term as he would receive upon a termination by the Company without cause or by Mr. Farquharson for good reason as described above. All other material terms of Mr. Farquharson’s employment agreement remain unchanged.
On March 4, 2026, the Company entered into the first amendment to Ms. Weimer’s change of control termination agreement (the “Weimer Amendment”). The Weimer Amendment extends the change in control protection period from six months to twelve months following a change in control. All other material terms of Ms. Weimer’s change of control termination agreement remain unchanged.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our President and Chief Executive Officer, Tyler Farquharson (“CEO”), and the median annual total compensation of our employees (other than our CEO). For fiscal year 2025, the annual total compensation for the CEO was $4,956,370, as reflected in the Summary Compensation Table above, and the median employee’s annual total compensation was $248,498. The resulting ratio of annual total compensation of the CEO to the annual total compensation of our median employee was 19.9 to 1.

To identify the annual total compensation of our median employee, we first identified the median employee by examining 2025 W-2 Box 1 Federal Taxable Wages (the “Taxable Wages Measure”) for all of our employees, excluding the CEO, who were employed on December 31, 2025, the last business day of the 2025 fiscal year. We included all employees, whether employed full-time, part-time, or on a seasonal basis, and compensation was annualized for any full-time employee who was not employed for all of fiscal year 2025. We use the Taxable Wages Measure because it is consistently applied to all employees and because we believe it reasonably reflects the annual compensation of our employees. After identifying the median employee, we calculated annual total compensation for the median employee in accordance with the requirements of Item 402(u) of Regulation S-K. With respect to the annual total compensation of our CEO, we selected Tyler Farquharson, our CEO on December 31, 2025, the date we identified our median employee and used the “Total” column of the Summary Compensation Table.
Pay Versus Performance
The table below sets forth the compensation values reported in the Summary Compensation Table for our principal executive officers (“PEOs”), and, on an average basis, our other non-PEO named executive officers (“non-PEO NEOs”) as compared to the compensation actually paid (“CAP”), calculated pursuant to applicable SEC rules and the Company’s financial performance for years ended December 31, 2025, 2024 and 2023.

Year	Summary Compensation Table Total for PEO - Tyler S. Farquharson (1)(3)	Summary Compensation Table Total for PEO - Luke C. Brandenberg (1)(3)	Compensation Actually Paid to PEO - Tyler S. Farquharson (1) (3)	Compensation Actually Paid to PEO - Luke C. Brandenberg (1) (3)	Average Summary Compensation Table Total for Non-PEO NEOs(2)	Average Compensation Actually Paid to Non-PEO NEOs(2) (3)	Value of Initial Fixed $100 Investment Based On:
							TSR(4)	Peer Group TSR(5)	Net Income ($ in millions)	Adjusted EBITDAX(6) ($ in millions)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$4,956,370	$2,500,956	$3,767,551	$1,375,202	$1,439,668	$1,173,620	$64.72	$100.32	$24.4	$315.0
2024		$1,461,306		$1,460,875	$1,143,831	$1,147,557	$82.23	$102.52	$18.8	$290.8
2023		$1,223,534		$1,096,682	$1,031,779	$954,932	$71.55	$103.56	$81.1	$305.4
(1)The PEO NEOs for each year are as follows: (i) for 2025, Mr. Brandenberg stepped down from his role as President and Chief Executive Officer on June 11, 2025, and Mr. Farquharson was promoted to the position of President and Chief Executive Officer on June 12, 2025; (ii) for 2023 and 2024, Mr. Brandenberg.
(2)The non-PEO NEOs for each year are as follows: (i) for 2025, Kimberly A. Weimer; (ii) for 2023 and 2024, Tyler S. Farquharson.
(3)A reconciliation of Total Compensation from the Summary Compensation Table to CAP to our PEO NEOs and our non-PEO NEOs (as an average) for 2025, 2024, and 2023 is shown below:
(4)TSR is calculated based on a fixed investment of one hundred dollars measured from the market close on December 30, 2022 (the last trading day of 2022) through and including the end of the fiscal year for each year reported in the table.
(5)The peer group used for this TSR calculation is the SPDR S&P Oil & Gas Exploration & Production ETF (the “XOP”), which is the industry index as disclosed in our 2025 Annual Report on Form 10-K pursuant to Item 201(e) of Regulation S-K.
(6)Our company-selected measure, which is the measure we believe represents the most important financial performance not otherwise presented in the table above that we used to link CAP to our NEOs for 2025 to our company’s performance, is Adjusted EBITDAX. We define Adjusted EBITDAX as net income before depletion and accretion expense, unrealized (gain) loss on derivatives - commodity derivatives, interest expense, non-cash stock-based compensation, income tax expense, impairments of long-lived assets, (gain) loss on equity investments and other, net. See Appendix B for additional information on our Adjusted EBITDAX calculation.

	2025(1)	2025(2)	2024(2)	2023(2)
PEOS SUMMARY COMPENSATION TABLE TOTALS	$4,956,370	$2,500,956	$1,461,306	$1,223,534
Add (Subtract):
Fair value of equity awards granted during the year from the Summary Compensation Table	(4,095,585)	(533,678)	(589,251)	(517,534)
Fair value at year-end of equity awards granted during the year that remain unvested as of year-end	2,994,474	—	531,645	332,394
Fair value at vesting date of equity awards granted during the year that vested during the year	18,616	25,855	35,937	53,903
Change in fair value of equity awards granted in prior years that were outstanding and unvested as of the end of the year	(114,268)	—	5,890	—
Change in fair value of equity awards granted in prior years that vested during the year	(42,487)	(41,323)	4,156	—
Equity awards granted in prior years that were forfeited during the year	—	(584,302)	—	—
Dividends paid on restricted stock prior to the vesting date	50,431	7,694	11,192	4,385
Total Equity Award Related Adjustments	(1,188,819)	(1,125,754)	(431)	(126,852)
COMPENSATION ACTUALLY PAID TOTALS	$3,767,551	$1,375,202	$1,460,875	$1,096,682
(1)Represents PEO compensation for Mr. Farquharson.
(2)Represents PEO compensation for Mr. Brandenberg.

	2025(1)	2024(2)	2023(2)
NON-PEO NEOS SUMMARY COMPENSATION TABLE TOTALS	$1,439,668	$1,143,831	$1,031,779
Add (Subtract):
Fair value of equity awards granted during the year from the Summary Compensation Table	(1,032,835)	(424,271)	(467,529)
Fair value at year-end of equity awards granted during the year that remain unvested as of year-end	767,951	382,790	332,394
Fair value at vesting date of equity awards granted during the year that vested during the year	—	25,875	53,903
Change in fair value of equity awards granted in prior years that were outstanding and unvested as of the end of the year	(15,974)	5,890	—
Change in fair value of equity awards granted in prior years that vested during the year	(5,309)	4,156	—
Equity awards granted in prior years that were forfeited during the year	—	—	—
Dividends paid on restricted stock prior to the vesting date	20,119	9,286	4,385
Total Equity Award Related Adjustments	(266,048)	3,726	(76,847)
AVERAGE COMPENSATION ACTUALLY PAID TOTALS	$1,173,620	$1,147,557	$954,932
(1)Represents non-PEO compensation for Ms. Weimer.
(2)Represents non-PEO compensation for Mr. Farquharson.
Relationship between Pay and Performance
The graphs shown below present a comparison of Compensation Actually Paid to our PEO and the average Compensation Actually Paid to our non-PEO NEOs set forth in the Pay Versus Performance table above, as compared against the following performance measures: (i) our TSR and industry index TSR; (ii) our net income; and (iii) our Adjusted EBITDAX.

(1)TSR in the above chart, in the case of both the Company and the industry index, reflects the cumulative return of $100 as if invested on December 31, 2022, including reinvestment of any dividends.

Tabular List of Important Financial Performance Measures
The following table identifies the most important financial performance measures we used to link Compensation Actually Paid to NEOs to Company performance for fiscal year 2025. These measures are not ranked by relative importance.

Adjusted EBITDAX
Consolidated Net Debt to Adjusted EBITDAX Ratio
Production Growth
Relative TSR vs. Peer Group
Return on Capital Employed
Certain Options Issued to NEOs
The following table and the footnotes thereto describe the options issued to our NEOs within four business days before the filing of our Annual Report and ending one business day after the filing of such Annual Report.

Name	Grant Date	Number of securities underlying the award	Exercise price of the award ($/Sh)	Grant date fair value of the award	Percentage change in the closing market
price of the securities underlying the
award between the trading day ending
immediately prior to the disclosure of
material nonpublic information and the
trading day beginning immediately
following the disclosure of material
					nonpublic information
Tyler S. Farquharson	03/05/2025	46,154	$5.61	$55,846	(4.63%)
Luke C. Brandenberg	03/05/2025	64,103	$5.61	$77,565	(4.63%)
In general, our Compensation Committee grants Awards annually in March, on a predetermined schedule, to our employees and individuals providing services to Granite Ridge pursuant to the MSA. In 2025, the Compensation Committee did not consider material nonpublic information when determining the timing and terms of granting Awards, nor did the Company time the disclosure of material nonpublic information to affect the value of executive compensation.

PROPOSAL 5—APPROVAL OF AN INCREASE TO THE NUMBER OF AUTHORIZED SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN
Introduction
On March 26, 2026, our Board unanimously approved the First Amendment to the 2022 Omnibus Incentive Plan (the “Plan”), which takes the form of an amendment and restatement of the original Plan (the “First Amendment”). The Board is submitting the First Amendment to stockholders for their approval at the 2026 Annual Meeting of Stockholders. Upon approval by our stockholders, the First Amendment to the Plan will (i) increase the number of shares of Common Stock available for issuance under the Plan by 2,500,000 shares and (ii) extend the term of the Plan from October 24, 2032 to October 24, 2034.
The Plan is the only active stock incentive plan under which the Company can grant equity-based compensation awards. The Board recommends that our stockholders approve the First Amendment to the Plan because it believes that the Plan continues to be an important component of our executive compensation program. We believe that increased ownership of our Common Stock by our directors and executives, as well as key Company and Grey Rock employees, increases stockholder value by more closely aligning the interests of those individuals with the interests of our stockholders, encouraging greater focus on the Company’s long-term growth and profitability and the performance of the Company’s Common Stock. To ensure that the Company can continue to advance these objectives, the Board approved the First Amendment to the Plan, attached hereto as Appendix A, which increases the number of shares of Common Stock available for issuance under the Plan to which awards may be made by 2,500,000 shares and extends the term of the Plan from October 24, 2032 to October 24, 2034. If the First Amendment is not approved, the share reserve will not be increased and we may continue to grant awards under the Plan with respect to the remaining shares available, but we do not expect the remaining shares to allow us to grant meaningful incentive or retention awards to our service providers.
If the First Amendment is approved, we will promptly register the additional shares on a registration statement on Form S-8.
Description of the Equity Incentive Plan
The following is a description of the material features of the Plan, as amended by the First Amendment. This summary does not purport to be a complete description of the provisions of the Plan or the First Amendment and is qualified in its entirety by reference to the First Amendment, which is attached as Appendix A to this proxy statement and is incorporated by reference herein. The purpose of the Plan is to provide favorable opportunities for directors, officers, certain employees, consultants or advisors employed by or providing services to the Company and to retain and incentivize these individuals to contribute to the future success and prosperity of the Company, thus enhancing stockholder value.
Administration
The Plan is administered by the Compensation Committee (the “Committee”), which has broad authority, subject to the provisions of the Plan, to administer and interpret the Plan and awards granted thereunder. The Committee may designate such other person or persons to administer the Plan, subject to applicable law. The Board may also grant awards and administer the Plan with respect to such awards.
Number of Shares; Award Limitations
As originally adopted, 6,500,000 shares of Common Stock were reserved for issuance under the Plan, subject to certain adjustments in the event of a change in the Company’s capitalization. As of March 24, 2026, 2,648,492 shares of our Common Stock remained available for issuance of future awards under the Plan, and the price of one share of our Common Stock was $5.50. The First Amendment increases the number of shares of Common Stock available for issuance pursuant to awards under the Plan by 2,500,000 shares. Accordingly, a total of 9,000,000 shares of Common Stock will have been authorized for issuance under the Plan following the effective date of the First Amendment, which number also represents the maximum aggregate number of shares of Common Stock that may be issued through incentive stock options under the Plan. This number represents approximately 7% of our outstanding Common Stock as of March 24, 2026.
During a single fiscal year, the number of awards eligible to be made to a non-employee director, taken together with any cash fees paid to such non-employee director during such fiscal year in respect of service as a non-employee director, shall not exceed a total value of $750,000. The value of any such awards is calculated based on the grant date fair value of such awards for financial reporting purposes.

Sources of Shares
The shares of Common Stock issuable under the Plan consist of authorized and unissued or issued and reacquired shares, as the Board from time to time may determine. If a stock option or stock appreciation right is not exercised prior to termination, if restricted stock units expire without converting to Common Stock, or if shares of restricted stock are forfeited before the restrictions lapse, such shares shall be available again for issuance under the Plan. Notwithstanding the foregoing, shares accepted by the Company in payment of the exercise price of any stock option (if permitted under the terms of such stock option), shares withheld from a Participant (or delivered to the Company) in satisfaction of required withholding taxes arising from awards under the Plan, and the difference between the total number of shares with respect to which a stock appreciation right is awarded and the number of shares actually delivered upon exercise of such stock appreciation right, shall not be available for reissuance under the Plan.
Eligibility
Awards may be made under the Plan to eligible individuals, which include: (i) directors, officers, managers, and employees of the Company and its subsidiaries (as such term is defined in Section 424 of the Internal Revenue Code of 1986, as amended (the “Code”)), and (ii) consultants or advisors to the Company and its subsidiaries, including employees of Grey Rock. The Committee may, from time to time, in its discretion grant awards to Participants from among the eligible individuals.
We currently have 3 executive officers, 6 other employees, 7 non-employee directors and 29 consultants who are eligible to receive awards under the Plan.
Awards
The Plan provides for the grant of (i) stock options (non-qualified stock options and incentive stock options), (ii) stock appreciation rights, (iii) restricted stock and restricted stock units, (iv) dividend equivalents, (v) cash awards, and (vi) other awards.
Stock Options. All stock options granted under the Plan will be evidenced by a written agreement with the participant, which provides, among other things, whether the option is intended to be an incentive stock option (meaning they are intended to satisfy the requirements of Code section 422 for incentive stock options) or a non-qualified stock option (meaning they are not intended to satisfy the requirements of section 422 of the Code), the number of shares subject to the option, the exercise price, exercisability (or vesting), the term of the option, which may not generally exceed ten years, and other terms and conditions. Subject to the express provisions of the Plan, options generally may be exercised over such period, in installments, or otherwise, as the Plan administrator may determine. The exercise price for any stock option granted may not generally be less than the fair market value of the common stock subject to that option on the grant date. The exercise price may be paid in cash, the delivery of shares of Common Stock owned by the Participant, any cashless exercise mechanism, or any combination of the foregoing methods. Other than in connection with a change in the Company’s capitalization, we will not, without stockholder approval, reduce the exercise price of a previously awarded option, and at any time when the exercise price of a previously awarded option is above the fair market value of a share of common stock, we will not, without stockholder approval, cancel and re-grant or exchange such option for cash or a new award with a lower (or no) exercise price.
Stock Appreciation Rights (“SARs”). SARs may be granted alone or in conjunction with all or part of a stock option. SARs will be subject to terms and conditions established by the Plan administrator and consistent with the Plan. Upon exercising a SAR, the participant is entitled to receive the amount by which the fair market value of the Common Stock at the time of exercise exceeds the exercise price of the SAR. This amount is payable in fully vested shares of Common Stock or cash.
Restricted Stock and Restricted Stock Units (“RSUs”). Awards of restricted stock consist of shares of Common Stock that are transferred to the participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. RSUs result in the transfer of shares of Common Stock or cash or other consideration to the participant only after specified conditions are satisfied. The Plan administrator will determine the restrictions and conditions applicable to each award of restricted shares or RSUs, which may include time-based and performance-based vesting conditions. The Plan administrator may specify certain performance criteria which must be satisfied before an award of restricted shares or RSUs will vest. The performance goals may vary from participant to participant, group to group, and period to period and are subject to Committee discretion. Examples of performance goals to which performance-based restricted share awards are subject to include (i) achieving a certain total shareholder return (“TSR”) performance goal relative to the TSR achievement of the Peer Group over the applicable performance period and achieving a certain return on capital employed during the performance period and (ii) achieving a certain stock price for the Company’s Common Stock during the performance period.
Dividend Equivalents. Awards may be granted that provide a right to the Participant to receive the equivalent value of dividends paid on shares of Granite Ridge Common Stock, as determined by the Plan administrator and consistent with the Plan. Dividend equivalents may be paid or credited to an account for the Participant, settled in cash or shares of Granite Ridge Common Stock and subject to the same restrictions on transferability and forfeitability as the RSUs with respect to which the dividend equivalents are granted and subject to other terms and conditions as set forth in the award agreement.
Cash Awards and Other Awards. Other awards are awards of Common Stock, including fully-vested Common Stock, and other awards that are valued in whole or in part by reference to the fair market value of the Granite Ridge Common Stock, and cash awards, which are awards granted under the Plan and payable in cash at such time or times and subject to such terms and conditions as determined by the Committee in its sole discretion.
Transferability
Awards under the Plan may not be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered (unless such transfer is specifically required pursuant to a domestic relations order or by applicable law) other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit certain limited transfers of awards (other than incentive stock options) to certain family members, family trusts, or family partnerships or to beneficiaries where such donations are eligible to be treated as “charitable contributions” for federal income tax purposes.
Change in Control
The Plan provides that in the event of a Change of Control (as defined below) where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding awards under the Plan shall be assumed by, or replaced with comparable awards by, the surviving corporation (or a parent or subsidiary of the surviving corporation). In the event the surviving corporation does not assume or replace the awards with comparable awards, the Company shall provide each Participant with written notice of such Change of Control, and (i) all options and stock appreciation rights shall become immediately exercisable with respect to 100% of the shares or rights subject thereto, (ii) restricted stock that is subject to time-based vesting shall become fully vested and all restrictions shall expire immediately, (iii) restricted stock that is subject to achievement of performance goals shall become vested as if the applicable performance goals had been achieved at least at the target level, (iv) restricted stock units that are subject to time-based vesting shall become fully vested and the shares shall be delivered as promptly as practicable, and (v) restricted stock units that are subject to achievement of performance goals shall become vested and earned as if the applicable performance goals had been achieved at least at the target level. Notwithstanding the foregoing, the Committee may, in its discretion, cancel any outstanding options, stock appreciation rights, or restricted share awards and pay to the holders thereof, in cash, the value of such awards based upon the highest price per share of Common Stock received or to be received by other stockholders of the Company in connection with the Change of Control.
Under the Plan, a “Change of Control” is generally defined as the occurrence of one of the following events: (i) any person (as defined in Section 13 and 14(d)(2) of the Exchange Act, except for any entity controlled by the Company, any employee benefit plan sponsored or maintained by the Company or any controlled entity, and certain specified Grey Rock affiliated entities) becomes the beneficial owner of 50% or more of either the outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally, (ii) during any period of two consecutive years, individuals who constitute the Board at the beginning of such period cease to constitute at least a majority thereof (unless the election or nomination of each new director was approved by at least three-quarters of the directors who were directors at the beginning of the period), or (iii) the Company undergoes a liquidation or dissolution or a sale of all or substantially all of its assets. No merger, consolidation, or corporate reorganization in which the owners of the combined voting power of the Company's then outstanding voting securities prior to such combination own 50% or more of the resulting entity's outstanding voting securities shall, by itself, be considered a Change of Control.
Clawback
All awards shall be subject to reduction, cancellation, forfeiture, or recoupment to the extent necessary to comply with any clawback, forfeiture, or other similar policy adopted by the Board or the Committee as in effect from time to time and as necessary to comply with applicable law.

Amendment or Termination
The Board may from time to time amend or revise the terms of the Plan, or may discontinue the Plan at any time as permitted by law. However, no amendment shall, without further approval of the stockholders, (i) increase the aggregate number of shares with respect to which awards may be made under the Plan, (ii) change the manner of determining the exercise price (other than determining the fair market value of the Common Stock to conform with applicable provisions of the Code or regulations and interpretations thereunder), or (iii) extend the term of the Plan or the maximum period during which any stock option may be exercised. No amendment, revision, or discontinuance of the Plan shall, without the consent of a Participant, in any manner adversely affect his or her rights under any award granted under the Plan. Notwithstanding anything herein to the contrary, the Company shall not, without stockholder approval, reduce the exercise price of any stock option or stock appreciation right and shall not exchange any stock option or stock appreciation right for a new award with a lower (or no) exercise price or for cash. The Plan was adopted by the Board and became effective on October 24, 2022, and no award may be granted under the Plan after October 24, 2032. Following the effective date of the First Amendment and subject to the approval of such amendment by the stockholders, the term of the Plan shall be extended to October 24, 2034.
Federal Income Tax Consequences
The following discussion is for general information only and is intended to summarize briefly the United States federal income tax consequences to Participants arising from participation in the Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of a Participant in the Plan may vary depending on his or her particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences.
It is intended that the provisions of the Plan comply with Section 409A of the Code or an exemption thereunder, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its subsidiaries shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties.
Tax Consequences to Participants
Stock Options and SARs. Participants will not realize taxable income upon the grant of an option or a SAR. Upon the exercise of a nonqualified stock option or a SAR, a Participant will recognize ordinary compensation income (subject to withholding if the Participant is an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the shares of Common Stock received, over (ii) the exercise price of the award. A Participant will generally have a tax basis in any shares of Common Stock received pursuant to the exercise of a nonqualified stock option or SAR that equals the fair market value of such shares of Common Stock on the date of exercise. Subject to the discussion under “—Tax Consequences to the Company” below, the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules. When a Participant sells the shares of Common Stock acquired as a result of the exercise of a nonqualified stock option or SAR, any appreciation (or depreciation) in the value of the shares of Common Stock after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The shares of Common Stock must be held for more than 12 months to qualify for long-term capital gain treatment.
Participants eligible to receive an option intended to qualify as an incentive stock option (i.e., under Section 422 of the Code) will not recognize taxable income on the grant of an incentive stock option. Upon the exercise of an incentive stock option, a Participant will not recognize taxable income, although the excess of the fair market value of the shares of Common Stock received upon exercise of the incentive stock option (“ISO Shares”) over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive stock option would be allowed as a credit against the Participant’s regular tax liability in a later year to the extent the Participant’s regular tax liability is in excess of the alternative minimum tax for that year.
Upon the disposition of ISO Shares that have been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive stock option), a Participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Shares. However, if a Participant disposes of ISO Shares that have not been held for the requisite holding period (a “Disqualifying Disposition”), the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Shares at the time of exercise of the incentive stock option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Shares. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Shares on the exercise date. If the exercise price paid for the ISO Shares exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.
The Company will generally not be entitled to any federal income tax deduction upon the grant or exercise of an incentive stock option, unless a Participant makes a Disqualifying Disposition of the ISO Shares. If a Participant makes a Disqualifying Disposition, the Company will then, subject to the discussion below under “—Tax Consequences to the Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.
Under current rulings, if a Participant transfers previously held shares of common stock (other than ISO Shares that have not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an option, whether a nonqualified stock option or an incentive stock option, no additional gain will be recognized on the transfer of such previously held shares of Common Stock in satisfaction of the nonqualified stock option or incentive stock option exercise price (although a Participant would still recognize ordinary compensation income upon exercise of a nonqualified stock option in the manner described above). Moreover, that number of shares of Common Stock received upon exercise which equals the number of previously held shares of Common Stock surrendered in satisfaction of the nonqualified stock option or incentive stock option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of Common Stock surrendered in satisfaction of the nonqualified stock option or incentive stock option exercise price. Any additional shares of Common Stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above.
The Plan generally prohibits the transfer of awards other than by will or according to the laws of descent and distribution or pursuant to a qualified domestic relations order, but the Plan allows the committee to permit the transfer of awards (other than incentive stock options), in its discretion. For income and gift tax purposes, certain transfers of nonqualified stock options should generally be treated as completed gifts, subject to gift taxation.
The Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of nonqualified stock options (other than in the context of divorce) or SARs. However, the Internal Revenue Service has informally indicated that after a transfer of options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the options. If a nonqualified stock option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.
In addition, if a Participant transfers a vested nonqualified stock option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the nonqualified stock option at the time of the gift. The value of the nonqualified stock option may be affected by several factors, including the difference between the exercise price and the fair market value of the shares of Common Stock, the potential for future appreciation or depreciation of the shares of Common Stock, the time period of the nonqualified stock option and the illiquidity of the nonqualified stock option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $19,000 per donee (for 2026, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted nonqualified stock option will not be included in the Participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.
This favorable tax treatment for vested nonqualified stock options has not been extended to unvested nonqualified stock options. Whether such consequences apply to unvested nonqualified stock options or to SARs is uncertain and the gift tax implications of such a transfer is a risk that the transferor will bear upon such a disposition.
Restricted Stock, Restricted Stock Units. A Participant who receives restricted shares or restricted stock units will not recognize income at the time of grant. When the award vests or is paid, as applicable, a Participant generally recognizes ordinary income in an amount equal to the fair market value of the stock or units at such time. Where a Section 83(b) election is made by the Participant and in the event the Participant forfeits the shares of Common Stock to us, the Participant may not claim a deduction with respect to the income recognized as a result of the election. Dividends paid on unvested restricted stock are generally treated as ordinary income at the time the dividends are received.
Dividend Equivalents. Dividend Equivalents paid in cash or shares of Common Stock are taxable as ordinary compensation income when received by the Participant.
Cash Awards and Other Awards. Cash awards are taxable as ordinary income when paid or otherwise made available to the Participant. Other awards denominated in or valued by reference to Common Stock will be taxed in accordance with the principles applicable to the form of the award (e.g., as restricted shares, restricted stock units, or fully vested shares, as applicable).
Tax Consequences to the Company
Reasonable Compensation. For compensation paid under the Plan to be deductible by the Company or any of its subsidiaries, the amounts must qualify as reasonable compensation for services actually performed or to be performed and must represent ordinary and necessary business expenditures.
Golden Parachute Payments. Under Section 280G of the Code, the Company's or its subsidiaries' ability to deduct certain payments made under the Plan may be restricted. Specifically, Section 280G disallows deductions for "excess parachute payments" that are contingent upon a change in control of the Company.
Section 162(m). Deductions for compensation paid under the Plan may also be subject to limitations imposed by Section 162(m) of the Code. Under Section 162(m), the Company generally may not deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid in any taxable year to any individual who is a "covered employee" within the meaning of Section 162(m) of the Code.
New Plan Benefits
The future awards, if any, that will be made to eligible individuals under the Plan following the effective date of the First Amendment are subject to the discretion of the Committee, and therefore, it is not possible to determine the benefits or amounts that will be received by or allocated to participants under the Plan. As such, the New Plan Benefits Table is not provided.
Equity Compensation Plan Information
The following table provides information with respect to the Common Stock that may be issued under our existing Plan as of December 31, 2025. The Plan is the only equity compensation plan maintained by the Company.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)(#)(1)	Weighted average exercise price of outstanding options, warrants, and rights (b)($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(#)
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders	1,087,881	$7.56	4,934,238
Total	1,087,881	$7.56	4,934,238
————————
(1)Represents: (i) 248,939 nonqualified stock options that were exercisable as of December 31, 2025; (ii) 49,519 nonqualified stock options that were not exercisable as of December 31, 2025; (iii) 21,515 common shares that were issued in March 2026 as a result of the conversion of 13,287 performance-based restricted stock units with a performance period that ran from March 21, 2023 to December 31, 2025; (iv) 29,703 performance-based restricted stock units, with a performance period running from March 6, 2024 to December 31, 2026, which could result in a maximum issuance of 59,406 common shares; (v) 32,086 performance-based restricted stock units, with a performance period running from March 5, 2025 to December 31, 2027, which could result in a maximum issuance of 64,172 common shares; and (vi) 644,330 performance-based restricted stock units, with a performance period running from June 12, 2025 to December 31, 2032. Because the relevant performance metrics of the performance-based restricted stock units were trending between target and maximum performance as of December 31, 2025, the number of shares shown reflects the number of shares that would be earned at maximum performance. The weighted average exercise price shown in column (b) reflects only nonqualified stock options.
Interest Of The Directors And Officers In The First Amendment
Directors, officers, managers, and employees of the Company and its subsidiaries, and consultants or advisors to the Company and its subsidiaries are eligible to receive awards under the Plan. Further, the Plan provides for indemnification of the Board, the Committee, and certain Company personnel to the fullest extent permitted by law with respect to actions taken or determinations made under the Plan. As such, the directors and executive officers of the Company have a material interest in the approval of the First Amendment.
Vote Required
The approval of the First Amendment in this Proposal No. 5 requires the affirmative vote of the majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.
Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDED AND RESTATED PLAN.

BENEFICIAL OWNERSHIP OF SECURITIES
Security Ownership of Certain Beneficial Owners, Executive Management, and Directors
The following table sets forth information known to Granite Ridge regarding the beneficial ownership of Granite Ridge common stock as of March 24, 2026, by:
•each person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) known to Granite Ridge who is a beneficial owner of more than 5% of outstanding shares of Granite Ridge common stock;
•each of Granite Ridge’s executive officers and directors; and
•all executive officers and directors of Granite Ridge as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Shares of common stock issuable pursuant to options or warrants are deemed to be outstanding for purposes of computing the beneficial ownership percentage of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the beneficial ownership percentage of any other person.
The beneficial ownership of Granite Ridge common stock is based on 131,906,125 shares of Granite Ridge common stock outstanding as of March 24, 2026. Unless otherwise indicated, (i) we believe that all persons named in the table below have sole voting and investment power with respect to all shares of Granite Ridge common stock beneficially owned by them and (ii) the mailing address of each listed beneficial owner is 5217 McKinney Avenue, Suite 400, Dallas, Texas 75205.

Name of Beneficial Owners	Granite Ridge Common Stock
	Number of Shares	Percent
Fund III(1)(2)	65,732,297	49.8%
Tyler S. Farquharson(3)	424,856	*
R. Kyle Kettler(4)	22,214	*
Matthew Miller(2)(5)	7,963,310	6.0%
Griffin Perry(2)	1,047,877	*
Amanda N. Coussens	44,117	*
Thaddeus Darden(2)(5)(6)	7,053,642	5.3%
Michele Everard	55,117	*
Kirk Lazarine(2)	1,051,997	*
John McCartney	120,117	*
All executive officers, directors and director nominees of Granite Ridge as a group (nine individuals)(5)(6)(7)	11,132,750	8.4%
————————
*less than 1%.
(1)Represents (i) 16,767,696 shares of Granite Ridge common stock held by GREP Holdco III-A, LLC and (i) 38,498,272 shares of Granite Ridge common stock held by GREP Holdco III-B Holdings, LLC as of March 25, 2025. Each of GREP Holdco III-A, LLC and GREP Holdco III-B Holdings, LLC is indirectly controlled by GREP GP III, LLC (“Fund III GP”). Fund III GP is the sole general partner of Grey Rock Energy Partners GP III, L.P. (“GREP GP III”), which is the sole member of GREP GP III Holdings, LLC (“GREP GP III Holdings”), which is the sole general partner of each of Grey Rock Energy Partners GP III-A, L.P. (“GP III-A”) and Grey Rock Energy Partners GP III-B, L.P. (“GP III-B”). GP III-A is the sole general partner of Grey Rock Energy Fund III-A, LP (“Fund III-A”), which is the sole member of GREP Holdco III-A, LLC. GP III-B is the sole general partner of Grey Rock Energy Fund III-B, LP (“Fund III-B”) and Grey Rock Energy Fund III-B Holdings, LP (“Fund III-B Holdings”). Fund III-B and Fund III-B Holdings are the sole members of GREP Holdco III-B Holdings, LLC. As a result, (i) Fund III GP, GREP GP III, GREP GP III Holdings, GP III-A, and Fund III-A may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the Granite Ridge common stock owned by GREP Holdco III-A, LLC and (ii) Fund III GP, GREP GP III, GREP GP III Holdings, GP III-B, Fund III-B and Fund III-B Holdings may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the Granite Ridge common stock owned by GREP Holdco III-B Holdings, LLC.
(2)Pursuant to the Voting Agreement, GREP GP III has an irrevocable voting proxy to vote all of the shares of Granite Ridge common stock owned or controlled by Grey Rock Energy Partners GP II, L.P. (“GREP GP II”), Mr. Miller, Mr. Perry, Mr. Darden, and Mr. Lazarine, as well as any shares of Granite Ridge common stock such Voting Agreement parties purchase, acquire the right to vote, or otherwise acquire beneficial ownership of following the execution of the Voting Agreement. On December 12, 2024, funds ultimately controlled by GREP GP II distributed an aggregate of 10,558,213 shares of Granite Ridge common stock to the partners of Grey Rock Energy Fund II, LP, a Delaware limited partnership (“Fund II-A”), Grey Rock Energy Fund II-B, LP, a Delaware limited partnership (“Fund II-B”), and Grey Rock Energy Fund II-B Holdings, L.P., a Delaware limited partnership (“Fund II-B Holdings” and, together with Fund II-A and Fund II-B, collectively, “Fund II”), including 456,956 shares to Matthew Miller, 442,418 shares to Griffin Perry, 120,687 shares to Thaddeus Darden (of which 10,903 shares were distributed to Monticello Avenue LLC), and 442,418 shares to Kirk Lazarine. Following this distribution, neither GREP GP II nor any of the entities it controls hold any shares of Granite Ridge common stock. In connection with the distribution, GREP GP III formed Grey Rock Energy Fund II-C, LLC, a Delaware limited liability company (“Fund II-C”), to hold a total of 6,650,497 shares of Granite Ridge common stock for the benefit of former limited partners of Fund II. Mr. Miller and Mr. Darden control the Granite Ridge shares held by Fund II-C, which are subject to the Voting Agreement. Investment discretion with respect to Fund III GP and its indirect subsidiaries, which hold the Granite Ridge common stock referred to in note (1) above, is maintained by a separate investment committee constituted at Fund III GP (the “Grey Rock Investment Committee”). The members of the Grey Rock Investment Committee are Matthew Miller, Thaddeus Darden, and Eric Holley. Approval of a majority of the members of the Grey Rock Investment Committees is required to approve any investment decision for Fund III GP. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of at least a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Based upon the foregoing analysis, no member of the Grey Rock Investment Committee exercises voting or dispositive control over any of the securities held directly or indirectly by Fund III GP, even those in which he directly holds a pecuniary interest. Accordingly, none of them are deemed to have or share beneficial ownership of such shares.
(3)Includes stock options to acquire 303,720 shares of Granite Ridge common stock that are currently vested.
(4)Includes stock options to acquire 13,514 shares of Granite Ridge common stock that are currently vested.
(5)Includes 6,650,497 shares of Granite Ridge common stock held by Fund II-C for the benefit of former limited partners of Fund II. Mr. Miller and Mr. Darden control the Granite Ridge shares held by Fund II-C, which are subject to the Voting Agreement.
(6)Includes 370,684 shares owned directly by Mr. Darden and 48,487 shares owned by Monticello Avenue LLC, over which Mr. Darden has voting and investment power.
(7)Includes stock options to acquire 317,234 shares of Granite Ridge common stock that are currently vested.
Change In Control
On April 9, 2024, Grey Rock Energy Partners GP III-A, L.P. (“GP III-A”) distributed 32,772 shares of Granite Ridge common stock pro rata to the partners of GP III-A, and Grey Rock Energy Partners GP III-B, L.P. (“GP III-B”) distributed 65,545 shares of Granite Ridge common stock pro rata to the partners of GP III-B, including, collectively between such distributions, 24,318 shares of Granite Ridge common stock to each of Matthew Miller, Griffin Perry, and Kirk Lazarine and 9,119 shares of Granite Ridge common stock to Thaddeus Darden.
On December 12, 2024, funds ultimately controlled by Grey Rock Energy Partners GP II, L.P. (“GREP GP II”), a party to the Voting Agreement, distributed an aggregate of 10,558,213 shares of Granite Ridge common stock to the partners of Grey Rock Energy Fund II, LP, a Delaware limited partnership (“Fund II-A”), Grey Rock Energy Fund II-B, LP, a Delaware limited partnership (“Fund II-B”), and Grey Rock Energy Fund II-B Holdings, L.P., a Delaware limited partnership (“Fund II-B Holdings” and, together with Fund II-A and Fund II-B, collectively, “Fund II”), including 456,956 shares to Matthew Miller, 442,418 shares to Griffin Perry, 120,687 shares to Thaddeus Darden (of which 10,903 shares were distributed to Monticello Avenue LLC), and 442,418 shares to Kirk Lazarine. Following this distribution, neither GREP GP II nor any of the entities it controls hold any shares of Granite Ridge common stock. In addition, in connection with the distribution, GREP GP III formed Grey Rock Energy Fund II-C, LLC, a Delaware limited liability company (“Fund II-C”), to hold a total of 6,650,497 shares of Granite Ridge common stock for the benefit of former limited partners of Fund II. Holdco II-A and Holdco II-B distributed an aggregate of 10,558,213 shares of Common Stock to the partners of Fund II, including 456,956 shares to Matthew Miller, 442,418 shares to Griffin Perry, 120,687 shares to Thaddeus Darden (including 10,903 shares to Monticello Avenue LLC), and 442,418 shares to Kirk Lazarine.

Following the distributions described above, the Granite Ridge shares held by the Voting Agreement Parties constitute approximately 49.8% of the total outstanding shares of our common stock and 50.0% of the total outstanding shares of our common stock entitled to vote.
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Registration Rights Agreement
On May 16, 2022, Grey Rock Energy Management, LLC (“GREM”) and funds managed by Grey Rock formed GREP Holdings, LLC (“GREP”), who entered into a business combination agreement (the “Business Combination Agreement”) with ENPC, an NYSE publicly traded special purpose acquisition company, Granite Ridge, ENPC Merger Sub, Inc., a wholly-owned subsidiary of Granite Ridge (“ENPC Merger Sub”), and GREP Merger Sub, LLC, a wholly-owned subsidiary of Granite Ridge (“GREP Merger Sub”), pursuant to which (i) ENPC Merger Sub merged with and into ENPC (the “ENPC Merger”), with ENPC surviving the ENPC Merger as a wholly-owned subsidiary of Granite Ridge and (ii) GREP Merger Sub merged with and into GREP (the “GREP Merger” and, together with the ENPC Merger, the “Mergers”), with GREP surviving the GREP Merger as a wholly-owned subsidiary of Granite Ridge (the transactions contemplated by the foregoing clauses (i) and (ii) the “Business Combination”).
In connection with the consummation of the Business Combination, on October 24, 2022, the Company entered into the Registration Rights and Lock-Up Agreement (the “Registration Rights Agreement”) with Granite Ridge, ENPC Holdings II, LLC (“Holdco”), Richard Boyce, Michael M. Calbert, Gisel Ruiz and the members of GREP (the “Existing GREP Members”), with respect to the shares of Granite Ridge common stock issued as consideration under the Business Combination Agreement. The Registration Rights Agreement includes, among other things, the following provisions: (i) the requirement that the Company file a resale shelf registration statement on behalf of certain Granite Ridge security holders promptly after the closing of the Business Combination to register shares of Granite Ridge common stock held by Holdco, Richard Boyce, Michael M. Calbert, Gisel Ruiz and the owners of GREP; and (ii) certain demand rights and piggyback rights to the Granite Ridge security holders, subject to certain specified underwriter cutbacks and issuer blackout periods. Granite Ridge shall bear all costs and expenses incurred in connection with this resale shelf registration statement, any demand registration statement, any underwritten takedown, any block trade, any piggyback registration statement, and all expenses incurred in performing or complying with its other obligations under the Registration Rights Agreement, whether or not the registration statement becomes effective.
Management Services Agreement
On October 24, 2022, in connection with the consummation of the Business Combination, Grey Rock, indirectly owned or controlled by four of the Company’s directors, Matthew Miller, Griffin Perry, Thaddeus Darden and Kirk Lazarine, entered into the MSA with Granite Ridge. The Company and Grey Rock later amended the MSA in December 2025 upon the approval of the Conflicts Committee of the Board. Under the MSA, as amended, Grey Rock provides general management, administrative and operating services covering the oil and gas assets and other properties of Granite Ridge (the “Assets”) and the day-to-day business and affairs of Granite Ridge relating to the Assets. Pursuant to the MSA, as amended, beginning January 2026, Granite Ridge pays Grey Rock an annual services fee of $11.75 million and reimburses Grey Rock for certain Granite Ridge group costs related to the operation of the Assets (including for third party costs allocated or attributable to the Assets). The initial term of the amended MSA expires on April 30, 2031; however, it will automatically renew for additional consecutive one-year renewal terms until terminated in accordance with its terms. Upon any termination of the MSA, Grey Rock shall provide transition services for a period of up to 90 days.
If Granite Ridge terminates the MSA for convenience prior to the end of the initial term or any renewal term if less than 90 days’ notice is given by Granite Ridge, or upon a change in control of Granite Ridge (or a sale of all or substantially all the Assets of Granite Ridge), or if Grey Rock terminates the MSA due to Granite Ridge’s uncured material breach of the MSA, then Granite Ridge will be required to pay a termination fee to Grey Rock equal to the lesser of $11.75 million or 50% of the remaining unpaid annual service fee applicable to the remainder of the initial term or to any renewal term, as applicable. Granite Ridge will not be required to pay a termination fee if the MSA is terminated by notice (a) by Granite Ridge with at least 90 days’ notice prior to expiration of the initial term or any renewal term, or (b) terminated by notice by Granite Ridge (i) upon a change in control or bankruptcy of Grey Rock, (ii) upon the occurrence of certain key person events, (iii) upon the occurrence of uncured circumstances of malfeasance by Grey Rock or certain of its employees or (iv) upon Grey Rock’s uncured material breach of the MSA.
Grey Rock is obligated to provide the services in good faith, in a workmanlike, reasonable and prudent manner, with at least the same degree of care, judgment and skill as historically provided by Grey Rock with respect to the Assets prior to the Business Combination, in accordance with customary oil and gas industry practices and standards and in material compliance with contractual requirements affecting the Assets and all applicable laws. Grey Rock will also indemnify Granite Ridge for (i) Grey Rock’s own gross negligence, willful misconduct and actual fraud and (ii) any claims by Grey Rock’s (and its affiliates’) employees or consultants relating to the terms and conditions of their employment or arrangement with Grey Rock or such affiliate, except and excluding claims under agreements with Granite Ridge or its subsidiaries.
During the term of the MSA, each of Grey Rock and Granite Ridge will be required to present to the other all opportunities sourced by it to acquire or invest in upstream oil, gas or other hydrocarbon assets located in North America. During the Term (as defined therein), each such opportunity will be offered 75% to Granite Ridge and 25% to Grey Rock oil and gas-focused funds or investment vehicles admitted as parties to the MSA in accordance with its terms. Associated costs associated with such opportunities are allocated in accordance with the ownership percentage in any assets acquired.
For the year ended December 31, 2025, Granite Ridge paid Grey Rock approximately $10.5 million in accordance with the terms of the MSA.
Transaction with Conduit Bravo, LLC
On December 12, 2025, Granite Ridge Ventures, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, entered into a power capacity contract with Conduit Bravo LLC, a Delaware limited liability company (“Conduit Bravo”). Conduit Bravo and its parent, Conduit Power, LLC, are portfolio companies of funds managed by affiliates of Grey Rock. A third party entered into a transaction with Conduit Bravo on substantially similar terms and at a substantially similar time to this transaction. The transaction is documented under an ISDA 2002 Master Agreement (including the Schedule thereto), a Transaction Confirmation, an Omnibus Agreement and related documents, each of which are filed as exhibits to the Annual Report.
Policies and Procedures for Related Person Transactions
Policy for Approval of Related Party Transactions
The Board has adopted a Related Party Transactions Policy. The purpose of the policy is to describe the procedures used to identify, review, approve and disclose, if necessary, any transaction or series of transactions in which: (i) the amount involved will or may be expected to exceed $120,000, (ii) Granite Ridge was, is or will be a participant (even if not necessarily a party); and (iii) a Related Party has or will have a direct or indirect interest (with such transactions being “Interested Transactions”).
The Conflicts Committee reviews the material facts relating to all Interested Transactions and either approves or disapproves of the Company’s entry into the Interested Transaction, subject to certain exceptions. If advance Conflicts Committee approval of an Interested Transaction is not feasible, then at the Conflicts Committee’s next meeting, the Interested Transaction will be considered and, if the Conflicts Committee determines it to be appropriate, ratified (or if not ratified, the Conflicts Committee will determine if the transaction should be terminated). In determining whether to approve or ratify an Interested Transaction, the Conflicts Committee will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable to the Company than terms generally available from an unaffiliated third-party under the same or similar circumstances, whether the Interested Transaction is material to the Company and the extent of the Related Party’s interest in the Interested Transaction.
A “Related Party” under this policy will include: (i) the Company’s directors, nominees for director or executive officers; (ii) any record or beneficial owner of more than 5% of any class of the Company’s voting securities; (iii) any immediate family member of any of the foregoing if the foregoing person is a natural person; (iv) a senior officer of Grey Rock providing services to the Company pursuant to the MSA; and (v) any other person who may be a “related person” pursuant to Item 404 of Regulation S-K under the Exchange Act.
OTHER MATTERS
As of the date of this proxy statement there are no other matters that we intend to present, or have reason to believe others will present, at the Annual Meeting. If, however, other matters properly come before the Annual Meeting, the accompanying proxy authorizes the persons named as proxies or their substitutes to vote on such matters as they determine appropriate.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
To be considered for inclusion in the proxy statement for the 2027 Annual Meeting, proposals of stockholders pursuant to Rule 14a-8 under the Exchange Act must follow the procedures set forth in Rule 14a-8, be submitted in writing to the Corporate Secretary of Granite Ridge Resources, Inc., at the address of our principal offices (see page 1 of this proxy statement), and must be received no later than December 9, 2026. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.
Notice of stockholder proposals and stockholder director nominations to be considered at next year’s meeting, but not included in the proxy statement, must be in compliance with the notice procedures and informational requirements set forth in our Bylaws. Our Bylaws require that, among other things, stockholders give timely written notice to the Corporate Secretary of Granite Ridge Resources, Inc. regarding such proposals or nominations and provide the information and satisfy the other requirements set forth in the Bylaws. To be timely, notice of such proposals must be received by the Corporate Secretary of Granite Ridge Resources, Inc. no earlier than the close of business on the 120th day prior to the 2027 Annual Meeting date, and not later than the close of business on the later of (i) the 90th day prior to the 2027 Annual Meeting date or (ii) the tenth day after public disclosure of the 2027 Annual Meeting date. To be timely, notice of such nominations must be received by the Corporate Secretary of Granite Ridge Resources, Inc. no earlier than the close of business on January 22, 2027 and no later than the close of business on February 21, 2027. The notice must contain the information required by our Bylaws.
A proxy granted by a stockholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above provisions, subject to applicable rules of the SEC.
In addition to satisfying the requirements under our Bylaws described above, to comply with the universal proxy rules under the Exchange Act, any stockholder who intends to solicit proxies in support of director nominees other than the Board’s nominees must provide written notice that sets forth the information required by Rule 14a-19 under the Exchange Act by the same deadline as disclosed above under the advance notice provisions of our Bylaws.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements set forth in our Bylaws and the applicable rules and regulations of the SEC.
HOUSEHOLDING; AVAILABILITY OF ANNUAL REPORT ON FORM 10-K
AND PROXY STATEMENT
We are providing our notice of the Annual Meeting, access to the proxy statement and Annual Report via the “notice and access” method. Stockholders who share the same last name and address may receive one copy of the Notice of Internet Availability or Annual Report and proxy statement, unless we receive contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Each street name stockholder receiving this proxy statement by mail will continue to receive a separate voting instruction form.
We agree to deliver promptly, upon written or oral request, a separate copy of the Notice of Internet Availability or proxy statement and 2026 Annual Report, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Notice of Internet Availability or proxy materials, or if you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Notices of Internet Availability or proxy materials for your household, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Stockholders who hold shares in “street name” may contact their bank, broker, or other nominee to request information about householding.

APPENDIX A
GRANITE RIDGE RESOURCES, INC.
AMENDED AND RESTATED
2022 OMNIBUS INCENTIVE PLAN

1.PURPOSE OF THE PLAN. The purpose of the Amended and Restated 2022 Omnibus Incentive Plan (the “Plan”) is to provide favorable opportunities for directors, officers, employees, consultants or advisors employed by or providing service to Granite Ridge Resources, Inc., a Delaware corporation (the “Company”), or any of its Subsidiaries, to acquire shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”) or to benefit from the appreciation thereof. Such opportunities should provide an increased incentive for these individuals to contribute to the future success and prosperity of the Company, thus enhancing the value of the Company’s Common Stock for the benefit of the stockholders, and increase the ability of the Company to attract and retain individuals of exceptional skill upon whom, in large measure, its sustained progress, growth and profitability depend.
2.DEFINITIONS.
(a)Award means any (i) Options, (ii) Stock Appreciation Rights, (iii) Restricted Shares, (iv) Restricted Stock Units, (v) Dividend Equivalents, (vi) Cash Awards or (vii) Other Awards, granted under the Plan, whether granted singly, in combination or in tandem to a Participant.
(b)Award Agreement means the written agreement between the Company and a Participant that sets forth the terms, conditions, performance requirements, limitations and restrictions applicable to an Award.
(c)Board means the Board of Directors of the Company.
(d)Cash Award means an Award granted pursuant the Plan and payable in cash at such time or times and subject to such terms and conditions as determined by the Committee in its sole discretion.
(e)Change of Control means the occurrence of any of the following events:
(i)any “person” (as that term is used in Sections 13 and 14(d)(2) of the Exchange Act) other than a Permitted Holder (as defined below) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 50% or more of either the outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally,
(ii)during any period of two consecutive years, individuals who constitute the Board at the beginning of such period cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company’s stockholders of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period, or

(iii)the Company undergoes a liquidation or dissolution or a sale of all or substantially all of the assets of the Company.
No merger, consolidation or corporate reorganization in which the owners of the combined voting power of the Company’s then outstanding voting securities entitled to vote generally prior to said combination, own 50% or more of the resulting entity’s outstanding voting securities shall, by itself, be considered a Change of Control. As used herein, “Permitted Holder” means (A) the Company, (B) any corporation, partnership, trust or other entity controlled by the Company, (C) any employee benefit plan (or related trust) sponsored or maintained by the Company or any such controlled entity, and (D) any of GREP Holdco I LLC, a Delaware limited liability company, GREP Holdco II LLC, a Delaware limited liability company, GREP Holdco II-B Holdings LLC, a Delaware limited liability company, GREP Holdco III-A LLC, a Delaware limited liability company, and GREP Holdco III-B Holdings LLC, a Delaware limited liability company, and their respective Affiliates.

(f)Code means the Internal Revenue Code of 1986, as amended. All section references to the Code in this Plan are intended to include any amendments or substitutions thereof or subsequent to the adoption of the Plan.
(g)Committee means the Compensation Committee of the Board. If there is no Compensation Committee of the Board, the term “Committee” shall be deemed to refer to the Board for all purposes under the Plan.
(h)Common Stock has the meaning set forth in Section 1 of the Plan.
(i)Company Group means, collectively, the Company and its Subsidiaries.
(j)Dividend Equivalents means a right granted to a Participant under the Plan to receive the equivalent value (in cash or shares of Common Stock) of dividends paid on shares of Common Stock.
(k)Eligible Individuals means any of the following individuals: (i) directors, officers, managers, and employees of the Company Group, or (ii) consultants or advisors to the Company Group.
(l)Exchange Act means the Securities Exchange Act of 1934, as amended. References to any specific section of the Exchange Act shall be deemed to include such regulations and guidance issued thereunder, as well as any successor section, regulations or guidance.
(m)Exercise Price means the exercise price per share of Common Stock specified in an Option or Stock Appreciation Right.
(n)Fair Market Value means, with respect to shares of Common Stock, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date: (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last-sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last-sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Stock. For purposes of the grant of any Award, the applicable date shall be the trading day immediately prior to the date on which the Award is granted. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a date on which the applicable market is open, the next day on which such market is open.
(o)Incentive Stock Option means an Option intended, as expressed in the Award Agreement, to meet the requirements of an “incentive stock option” as defined in Section 422(b) of the Code and the regulations thereunder.
(p)Non-Employee Director means a member of the Board who is not an employee of any member of the Company Group.
(q)Non-Qualified Stock Option means an Option that is not an Incentive Stock Option.
(r)Option means a right to purchase shares of Common Stock at a stated price. An Option may either be an Incentive Stock Option or a Non-Qualified Stock Option.
(s)Other Award means an Award designated as an Other Award pursuant to this Plan.
(t)Participant means an Eligible Individual to whom one or more Awards are or have been granted under this Plan and have not been fully settled or cancelled and, following the death of any such person, his successors, heirs, executors and administrators, as the case may be.
(u)Person means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).
(v)Plan means this Granite Ridge Resources, Inc. Amended and Restated 2022 Omnibus Incentive Plan, as set forth herein and as it may be amended from time to time.
(w)Qualifying Director means a Director who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (b) “independent” under the listing standards or rules of the securities exchange upon which the Common Stock is traded, but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rule.
(x)Restricted Stock means a share of Common Stock that may be subject to certain transferability and other restrictions and to a risk of forfeiture (including by reason of not satisfying certain performance goals).
(y)Restricted Stock Unit means a right to receive a share of Common Stock at a future date (or an amount in cash or other consideration determined by the Committee to be of equal value as of such date), which may be conditioned on the satisfaction of certain requirements (including the satisfaction of certain performance goals).
(z)Stock Appreciation Right means a right to receive, with respect to each share of Common Stock subject to such Stock Appreciation Right, value in an amount equal to the excess, if any, of (i) the Fair Market Value of a share of Common Stock on the day of exercise or the trading day immediately preceding the date of exercise, as determined by the Administrator in its reasonable discretion over (ii) the Exercise Price of such Stock Appreciation Right.
(aa)Sub-Plan means any sub-plan to the Plan that has been adopted by the Board or the Committee for the purpose of permitting or facilitating the offering of Awards to employees of certain designated Subsidiaries organized under the laws of any jurisdiction other than the United States of America or otherwise outside the jurisdiction of the United States of America, with each such Sub-Plan designed to comply with applicable law in such foreign jurisdictions. Although any Sub-Plan may be designated a separate and independent plan from the Plan in order to comply with applicable law, the Plan Share Reserve and the other limits specified in Section 4 of the Plan shall apply in the aggregate to the Plan and any Sub-Plan adopted hereunder.
(ab)Subsidiaries has the meaning given to such term by Section 424 of the Code.
(ac)Termination means the termination of a Participant’s employment or service, as applicable, with the Company or Subsidiary with which such Participant was principally employed or to which such Participant provided services, for any reason (including death or disability).
3.ADMINISTRATION.
(a)General. The Committee shall administer the Plan, except to the extent such administration has been delegated pursuant to Section 3(c) of the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act, it is intended that each member of the Committee shall, at the time such member takes any action with respect to an Award under the Plan that is intended to qualify for the exemptions provided by Rule 16b-3 promulgated under the Exchange Act be a Qualifying Director, or, to the extent that each member of the Committee is not a Qualifying Director, such action shall be instead taken by the Board. However, the fact that a Committee member shall fail to qualify as a Qualifying Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.
(b)Committee Authority.   Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled in, or exercised for, cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, shares of Common Stock, other securities, other Awards, or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) adopt Sub-Plans; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
(c)Delegation.   Except to the extent prohibited by applicable law, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any Person or Persons selected by it, which shall then be considered the Committee for such purposes. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of the Company the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of, or which is allocated to, the Committee herein, and which may be so delegated in accordance with applicable law, except with respect to grants of Awards to Persons (i) who are Non-Employee Directors, or (ii) who are subject to Section 16 of the Exchange Act.
(d)Finality of Decisions.   Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan, any Award or any Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including, without limitation, the Company Group, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.
(e)Indemnification.   No member of the Board, the Committee, or any employee or agent of any member of the Company (each such Person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made with respect to the Plan or any Award hereunder.
(f)Board Authority. Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan, with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of the securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.
4.AWARDS, IN GENERAL.
(a)Number of Shares. The aggregate number of shares of Common Stock which may be issued under the Plan and with respect to which Awards may be made is 9,000,000 shares (the

“Plan Share Reserve”). The shares may be authorized and unissued or issued and reacquired shares, as the Board from time to time may determine. Shares with respect to which Options or Stock Appreciation Rights are not exercised prior to termination of the Option or Stock Appreciation Right, shares that are subject to Restricted Stock Units which expire without converting to Common Stock, and shares of Restricted Stock which are forfeited before the restrictions lapse, shall be available again for issuance under the Plan. Notwithstanding the foregoing, neither (i) shares accepted by the Company in payment of the Exercise Price of any Option, if permitted under the terms of such Option, (ii) any shares withheld from a Participant, or delivered to the Company in satisfaction of required withholding taxes arising from Awards under the Plan, nor (iii) the difference between the total number of shares with respect to which a Stock Appreciation Right is awarded and the number of shares actually delivered upon exercise of such Stock Appreciation Right, shall be available for reissuance under the Plan.
(b)Additional Limitations. Subject to Section 10 of the Plan, (i) no more than the number of shares of Common Stock equal to the Plan Share Reserve may be issued in the aggregate pursuant to the exercise of Incentive Stock Options granted under the Plan; and (ii) during a single fiscal year, the number of Awards eligible to be made to each Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director during such fiscal year, in each case, in respect of service s a Non-Employee Director during such fiscal year, shall not exceed a total value of $750,000 (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).
(c)Substitute Awards. Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which a member of the Company Group combines (“Substitute Awards”). Substitute Awards shall not be counted against the Plan Share Reserve; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder-approved plan of an entity directly or indirectly acquired by the Company or with which a member of the Company Group combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for issuance under the Plan.
5.PARTICIPATION. The Committee may, from time to time, in its discretion grant Awards to Participants from among the Eligible Individuals.
6.GRANTS OF OPTIONS. The Committee is hereby authorized to grant Awards of Options to Eligible Individuals. The terms and conditions of each Option shall be set forth in an Award Agreement between the Company and the Participant on such terms and conditions as may be deemed advisable by the Committee in its discretion, but not inconsistent with the following:
(a)Exercise Price. The Exercise Price shall not be less than 100% of the Fair Market Value of Common Stock on the date such Option is granted.
(b)Payment. The Exercise Price multiplied by the number of shares to be purchased by exercise of the Option shall be paid upon the exercise thereof. Upon exercise of the Option, the aggregate Exercise Price shall be payable in the manner provided by the applicable Award Agreement, which may include, without limitation payment in the form of: (i) cash equal to such aggregate Exercise Price, (ii) shares of Common Stock owned by the Participant having a Fair Market Value at least equal to such aggregate Exercise Price on the day of exercise or the trading day immediately preceding the date of exercise as determined by the Administrator in its reasonable discretion, (iii) any cashless exercise mechanism, or (iv) a combination of any of the above methods which total to such aggregate Exercise Price.
(c)Stockholder Rights. A holder of an Option shall have none of the rights of a stockholder until the shares are issued to him or her; provided that if a Participant exercises an Option and the appropriate purchase price is received by the Company in accordance with this Section 6(c) prior to any dividend record date, such Participant shall be entitled to receive the dividends which would be paid on the shares subject to such exercise if such shares were outstanding on such record date. In no event shall dividends be paid with respect to Options prior to their exercise.
(d)Term of Option; Exercise.  The Committee may designate the term of an Option in the Award Agreement, provided that the term shall not exceed ten years. During such term, an Option shall be exercisable at such times and under such conditions as shall be permissible under the terms of this Plan and of the Award Agreement.
(e)Limitations Applicable to Incentive Stock Options. It is intended that Incentive Stock Options shall conform to the requirements of Sections 422 and 424 of the Code. To the extent that the aggregate Fair Market Value of the Common Stock, with respect to which Incentive Stock Options granted under this or any other Plan of the Company are exercisable for the first time by a Participant during any calendar year exceeds $100,000, or such other amount as may be permitted under the Code, such excess shall be considered Non-Qualified Stock Options. Notwithstanding anything in the Plan to the contrary, any Incentive Stock Option awarded to any Participant who, at the time of the Award, is the owner, directly or indirectly, of stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, shall (i) have a term not exceeding five years from the date of grant, and (ii) shall have an Exercise Price per share of not less than 110% of the Fair Market Value of the Common Stock on the date the Incentive Stock Option is granted.
7.GRANTS OF STOCK APPRECIATION RIGHTS.  The Committee is hereby authorized to grant Awards of Stock Appreciation Rights to Eligible Individuals. The terms and conditions of each Stock Appreciation Right shall be set forth in an Award Agreement between the Company and the Participant on such terms and conditions as may be deemed advisable by the Committee in its discretion, but not inconsistent with the following:
(a)Exercise Price. The Exercise Price of a Stock Appreciation Right shall be not less than 100% of the Fair Market Value of the Company’s Common Stock on the date the Stock Appreciation Right is granted.
(b)Term; Exercise. The Committee may designate the term of a Stock Appreciation Right in the Award Agreement, provided that the term shall not exceed ten years. During such term, a Stock Appreciation Right shall be exercisable at such times and under such conditions as shall be permissible under the terms of this Plan and of the Award Agreement.

(c)Tandem Awards. Stock Appreciation Rights may be awarded on a stand-alone basis or in tandem with an Option. Notwithstanding any other provision of this Plan, any Stock Appreciation Right awarded in tandem with an Option:
(i)shall entitle the Participant to exercise all or a portion of the Stock Appreciation Right in lieu of all or a portion of the Option,
(ii)shall vest and expire on the same dates as the underlying Option and shall utilize the same Exercise Price as the underlying Option, and
(iii)may be exercised only to the extent that the related Option has not been exercised. The exercise of Stock Appreciation Rights granted in tandem with an Option shall result in a pro rata surrender of the related Option to the extent that the Stock Appreciation Rights have been exercised.
(d)Settlement of Stock Appreciation Right. Stock Appreciation Rights will be settled in fully vested shares of Stock or in cash, as specified in the Award Agreement.
8.RESTRICTED STOCK AND RESTRICTED STOCK UNITS. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Eligible Individuals. The terms and conditions of each Award of Restricted Stock or Restricted Stock Units shall be set forth in an Award Agreement between the Company and the Participant on such terms and conditions as may be deemed advisable by the Committee in its discretion, but not inconsistent with the following:
(a)Restriction Period. The Committee shall determine the events or conditions necessary for the lapse of restrictions applicable to the award of Restricted Stock or Restricted Stock Units, which may include, among other things, requirements of continuous service for a specified term or the attainment of specific performance standards or goals, which restrictions may differ among Participants. Upon the lapse of the restriction period and the attainment of any other vesting criteria established by the Committee, with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant one share of Common Stock (or cash or other consideration in lieu of delivering shares, as the case may be) for each such outstanding and vested Restricted Stock Unit; provided, however, that the Committee may elect to defer the delivery of Common Stock beyond the expiration of the restricted period only (i) with written permission of the participant, and (ii) if such extension would not cause adverse tax consequences under Section 409A of the Code. Award Agreements for Restricted Stock and Restricted Stock Units shall provide for forfeiture of Common Stock covered thereby to the extent the Restricted Stock or Restricted Stock Units do not vest during the restricted period specified in the Award Agreement, except as the Committee may otherwise determine in the Award Agreement.
(b)Stockholder Rights. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Participant receiving Restricted Stock shall be entitled the rights of a stockholder with respect to such Restricted Stock, including the right to receive dividends and vote shares of Restricted Stock upon the expiration of the applicable restriction period. Until Common Stock is issued to the Participant in settlement of Restricted Stock Units, the Participant shall not have any rights of a stockholder with respect to the Restricted Stock Units or the shares issuable thereunder. The Committee may determine in the applicable Award Agreement whether and to what extent the recipient of Restricted Stock Units has the rights of a stockholder of the Company including, but not limited to, whether the

Participant receiving the Award has the right to vote the shares or to receive dividends or dividend equivalents upon the expiration of the applicable restriction period.
(c)Dividend Equivalents. If the Committee so provides, a grant of Restricted Stock Units may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or shares of Common Stock and subject to the same restrictions on transferability and forfeitability as the Restricted Stock Units with respect to which the dividend equivalents are granted and subject to other terms and conditions as set forth in the Award Agreement.
9.OTHER AWARDS. The Committee may, in its sole discretion, grant Awards of Common Stock, including fully vested Common Stock, other Awards that are valued in whole or in part by reference to the Fair Market Value of Common Stock and Cash Awards. These Awards shall collectively be referred to herein as Other Awards. Other Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, but not limited to, the right to receive fully vested shares or cash. Subject to the other terms of the Plan, Other Awards may be granted to such Eligible Individuals in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee and set forth in an Award Agreement.
10.ADJUSTMENT IN THE EVENT OF CHANGE IN STOCK. Subject to Section 11, if there is any change in the number or kind of shares of Company Stock outstanding (a) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares; (b) by reason of a merger, reorganization, or consolidation; (c) by reason of a reclassification or change in par value; or (d) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Awards, the number of shares covered by outstanding Awards, the kind of shares issued under the Plan, and the price per share of such Awards shall be adjusted by the Board to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude the enlargement or dilution of rights and benefits under such Awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Board shall be final, binding, and conclusive.
11.EFFECT OF A CHANGE OF CONTROL. Except to the extent reflected in a particular Award Agreement, in the event of a Change of Control:
(a)Assumption of Awards. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Awards shall be assumed by, or replaced with comparable Awards by, the surviving corporation (or a parent or subsidiary of the surviving corporation).
(b)Termination of Awards. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), in the event the surviving corporation (or a parent or subsidiary of the surviving corporation) does not assume or replace the Awards with comparable Awards, (i) the Company shall provide each Participant with outstanding Awards written notice of such Change of Control, (ii) all Options and Stock Appreciation Rights shall become immediately exercisable with respect to 100% of the shares or rights subject thereto, (iii) the Restricted Stock that is subject to time-based vesting and not subject to achievement of performance goals shall become fully vested and all restrictions shall expire immediately, (iv) the Restricted Stock that is subject to achievement of performance goals and not subject to time-based vesting shall, unless the Award Agreement provides for vesting or earning in a greater amount upon the occurrence of a Change of Control, become vested, free of restrictions, in such amounts as determined by the Committee as if the applicable performance goals for the unexpired performance period had been achieved at least at the target level set forth in the applicable Award Agreement and the corresponding number of shares of Restricted Stock shall vest, (v) the Restricted Stock Units that are subject to time-based vesting and not subject to achievement of performance goals shall become fully vested and the shares of Common Stock subject to such Restricted Stock Units shall be delivered as promptly as practicable, subject to any limitations imposed thereon by Section 409A of the Code, and (vi) the Restricted Stock Units that are subject to achievement of performance goals and not subject to time-based vesting shall, unless the Award Agreement provides for vesting or earning in a greater amount upon the occurrence of a Change of Control, become vested and earned in such amounts as determined by the Committee as if the applicable performance goals for the unexpired performance period had been achieved at least at the target level set forth in the applicable Award Agreement and the corresponding number of shares of Common Stock subject to such Restricted Stock Units shall be delivered as promptly as practicable, subject to any limitations imposed thereon by Section 409A of the Code.
(c)Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Committee may, in its discretion, cancel any outstanding Options, Stock Appreciation Rights or Restricted Stock Awards and pay to the holders thereof, in cash, the value of such Awards based upon the highest price per share of Common Stock received or to be received by other stockholders of the Company in connection with the Change of Control.
12.RESTRICTIONS ON TRANSFER.
(a)Each Award shall be exercisable only by such Participant to whom such Award was granted during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant (unless such transfer is specifically required pursuant to a domestic relations order or by applicable law) other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
(b)Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to (i) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statement promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (ii) a trust solely for the benefit of the Participant and the Participant’s Immediate Family Members; (iii) a partnership or limited liability company whose only partners or stockholders are the Participant and the Participant’s Immediate Family Members; or (iv) a beneficiary to whom donations are eligible to be treated as “charitable contributions” for federal income tax purposes (each transferee described in clauses (i), (ii), (iii) and (iv) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.
(c)The terms of any Award transferred in accordance with clause (b) above shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (i) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (ii) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (iii) neither the Committee nor the Company shall be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (iv) the consequences of a Participant’s Termination under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.
13.AMENDMENT AND DISCONTINUANCE.
(a)The Board may from time to time amend or revise the terms of the Plan, or may discontinue the Plan at any time as permitted by law, provided, however, that such amendment shall not (except as provided in Section 10), without further approval of the stockholders, (i) increase the aggregate number of shares with respect to which awards may be made under the Plan, (ii) change the manner of determining the Exercise Price (other than determining the Fair Market Value of the Common Stock to conform with applicable provisions of the Code or regulations and interpretations thereunder), or (iii) extend the term of the Plan or the maximum period during which any Option may be exercised.
(b)No amendments, revision or discontinuance of the Plan shall, without the consent of a Participant, in any manner adversely affect his or her rights under any Award theretofore granted under the Plan.
(c)Notwithstanding anything herein to the contrary, the Company shall not, without stockholder approval, reduce the Exercise Price of any Option or Stock Appreciation Right and shall not exchange any Option or Stock Appreciation Right for a new Award with a lower (or no) Exercise Price or for cash.
14.EFFECTIVE DATE AND DURATION. The Plan was adopted by the Board and became effective on October 24, 2022, and has been approved by the stockholders of the Company and the stockholders of Executive Network Partnering Corporation (as the predecessor to the Company). No Award may be granted under the Plan after October 24, 2034.
15.TAX WITHHOLDING. Notwithstanding any other provision of the Plan, the Company or its Subsidiaries, as appropriate, shall have the right to deduct from all Awards under the Plan cash and/

or stock, with a Fair Market Value in the amount of all federal, state or local withholding taxes (up to the maximum permissible statutory tax rate for the applicable tax jurisdiction, to the extent consistent with applicable law) with respect to such Awards. In the case of Awards paid in Common Stock, the Participant or Permitted Transferee may be required to pay to the Company or a Subsidiary thereof, as appropriate, the amount of any such taxes which the Company or Subsidiary is required to withhold, if any, with respect to such stock. Subject in particular cases to the disapproval of the Committee, the Company may accept shares of the Company’s Common Stock of equivalent Fair Market Value in payment of such withholding tax obligations if the Participant elects to make payment in such manner.
16.GOVERNING LAW.   The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof. EACH PARTICIPANT WHO ACCEPTS AN AWARD IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION, OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTICIPANT IN RESPECT OF THE PARTICIPANT’S RIGHTS OR OBLIGATIONS HEREUNDER.
17.GOVERNMENT AND OTHER REGULATIONS.
(a)The obligation of the Company to settle Awards in shares of Common Stock or other consideration shall be subject to all applicable law. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel (if the Company has requested such an opinion), satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company issued under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement and applicable law, and, without limiting the generality of Section 8 of the Plan, the Committee may cause a legend or legends to be put on certificates representing shares of Common Stock or other securities of the Company issued under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company issued under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add, at any time, any additional terms or provisions to any Award granted under the Plan that the Committee, in its sole discretion, deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.
(b)The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, (i) pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or issued, as applicable); over (B) the aggregate Exercise Price or any amount payable as a condition of issuance of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof, or (ii) in the case of Restricted Stock, Restricted Stock Units or Other Awards, provide the Participant with a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Stock, Restricted Stock Units or Other Awards, or the underlying shares in respect thereof.
18. NO CLAIM TO AWARDS; NO RIGHTS TO CONTINUED EMPLOYMENT; WAIVER.   No employee of the Company or its Subsidiaries, or other Person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of any member of the Company Group, nor shall it be construed as giving any Participant any rights to continued service on the Board. The applicable member of the Company Group may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award Agreement, except to the extent of any provision to the contrary in any written employment contract or other agreement between any member of the Company Group and the Participant, whether any such agreement is executed before, on or after the date of grant.
19.INTERNATIONAL PARTICIPANTS. With respect to Participants who reside or work outside of the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan and create or amend Sub-Plans or amend outstanding Awards with respect to such Participants in order to permit or facilitate participation in the Plan by such Participants, conform such terms with the requirements of applicable law or to obtain more favorable tax or other treatment for a Participant or the applicable member of the Company Group.
20.TERMINATION.   Except as otherwise provided in an Award Agreement, unless determined otherwise by the Committee at any point following such event: (a) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with one member of the Company Group to employment or service with another member of the Company Group (or vice-versa) shall be considered a Termination; and (b) if a Participant undergoes a Termination, but such Participant continues to provide services to any member of the Company Group in a non-employee capacity, such change in status shall not be considered a

Termination for purposes of the Plan. Further, unless otherwise determined by the Committee, in the event that any member of the Company Group ceases to be a member of the Company Group (by reason of sale, divestiture, spin-off or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute a member of the Company Group immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction.
21.SEVERABILITY.   If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
22.SUCCESSORS.   The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.
23.CLAWBACK/REPAYMENT.   All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (a) any clawback, forfeiture or other similar policy adopted by the Board or the Committee and as in effect from time to time; and (b) applicable law.
24.SECTION 409A OF THE CODE.
(a)Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of the Plan comply with Section 409A of the Code or an exemption thereunder, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any member of the Company Group shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.
(b)Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six months after the date of such

Participant’s “separation from service” or, if earlier, the date of the Participant’s death. Following any applicable six month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.
(c)Unless otherwise provided by the Committee in an Award Agreement or otherwise, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (i) a Change of Control, no such acceleration shall be permitted unless the event giving rise to the Change of Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code; or (ii) a disability, no such acceleration shall be permitted unless the disability also satisfies the definition of “disability” pursuant to Section 409A of the Code.

Approved by the Board of Directors on this 26th day of March, 2026.

APPENDIX B
NON-GAAP FINANCIAL MEASURES
Adjusted EBITDAX is a measure of financial performance that is not recognized by accounting principles generally accepted in the United States (“GAAP”). This measure may not be viewed as a substitute for results determined in accordance with GAAP and is not necessarily comparable to non-GAAP performance measures that may be reported by other companies.
Reconciliation of Net Income to Adjusted EBITDAX
Adjusted EBITDAX is a non-GAAP financial measure. The Company defines Adjusted EBITDAX as net income before depletion and accretion expense, unrealized (gain) loss on derivatives - commodity derivatives, interest expense, non-cash stock-based compensation, income tax expense, impairments of long-lived assets, (gain) loss on equity investments, warrant exchange transaction costs, loss on derivatives - common stock warrants, and other, net. The Company’s Adjusted EBITDAX measure provides additional information that may be used to better understand the Company’s operations. Adjusted EBITDAX is one of several metrics that the Company uses as a supplemental financial measurement in the evaluation of its business and should not be considered in isolation or as an alternative to, or more meaningful than, net income as an indicator of operating performance. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted EBITDAX, as used by the Company, may not be comparable to similarly titled measures reported by other companies. The Company believes that Adjusted EBITDAX is a widely followed measure of operating performance and is one of many metrics used by the Company’s management team and by other users of the Company’s consolidated financial statements. For example, Adjusted EBITDAX can be used to assess the Company’s operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure, and to assess the financial performance of the Company’s assets and the Company without regard to capital structure or historical cost basis.
The following table provides a reconciliation of the GAAP measure of net income to Adjusted EBITDAX for the periods indicated:

	Year Ended December 31,
	2023	2024	2025
Net income	$81,099	$18,759	$24,353
Interest expense, net	5,315	18,470	25,500
Income tax expense	24,483	6,207	7,761
Other, net	176	(241)	65
Depletion and accretion expense	160,662	176,529	215,701
Non-cash stock-based compensation	2,162	2,298	3,756
Impairments of long-lived assets	26,496	36,369	44,654
Warrant exchange transaction costs	2,456	—	—
Unrealized (gain) loss on derivatives - commodity derivatives	(2,649)	17,271	(22,662)
(Gain) loss on equity investments	(508)	15,183	15,833
Loss on derivatives - common stock warrants	5,742	—	—
Adjusted EBITDAX	$305,434	$290,845	$314,961

2026

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

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GRANITE RIDGE RESOURCES, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on May 21, 2026.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend:
https://www.cstproxy.com/graniteridge/2026

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

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PROXY CARD

Please mark your votes like this X

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE: FOR PROPOSALS 1-3 AND 5 AND FOR "EVERY YEAR" FOR PROPOSAL 4.

1. Election of Class I directors to serve until the 2029 annual meeting of stockholders or until their respective successors have been duly elected and qualified or their earlier death, resignation, or removal.

Nominees:
01) Thaddeus Darden
02) Michele J. Everard
03) Kirk Lazarine

FOR ALL ☐ WITHHOLD ALL ☐ FOR ALL EXCEPT ☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominees on the line below.

____

4. To determine, on an advisory basis, the frequency of holding an advisory vote on compensation paid to our named executive officers. EVERY YEAR ☐ EVERY 2 YEARS ☐ EVERY 3 YEARS ☐ ABSTAIN ☐

5. To approve an increase to the number of shares of our common stock available for issuance under our long-term incentive plan and to extend the term of the plan by two years. FOR ☐ AGAINST ☐ ABSTAIN ☐

NOTE: Such other business or postponement as may properly come before the meeting or any adjournment or postponement thereof.

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2026**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officers, please give title as such.

2026

Important Notice Regarding the Internet Availability of Proxy Materials for the 2026 Annual Meeting of Stockholders

To view the 2026 Proxy Statement, 2025 Annual Report on Form 10-K, and to attend the 2026 Annual Meeting, please go to: https://www.cstproxy.com/graniteridge/2026

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

GRANITE RIDGE RESOURCES, INC.

The undersigned appoints TYLER FARQUHARSON and KYLE KETTLER, and each of them as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of GRANITE RIDGE RESOURCES, INC. held of record by the undersigned at the close of business on March 24, 2026 at the Annual Meeting of Stockholders of GRANITE RIDGE RESOURCES, INC. to be held on May 22, 2026, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE THREE (3) NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSALS 2, 3 AND 5, AND FOR EVERY YEAR FOR PROPOSAL 4, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)